Exhibit 2.1

[XXX] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

MASTER TRANSACTION AGREEMENT

THIS MASTER TRANSACTION AGREEMENT (this “Agreement”), is made and entered into as of March 25, 2020, by and among Polar Semiconductor, LLC, a Delaware limited liability company (the “Company”), Allegro MicroSystems, Inc., a Delaware corporation (“Allegro”), Allegro MicroSystems, LLC a Delaware limited liability company and a wholly-owned subsidiary of Allegro (“AML”) and Sanken Electric Co., Ltd., a Japanese corporation (“Sanken”). The parties hereto are referred to collectively as the “Parties” and each individually as a “Party.”

R E C I T A L S

WHEREAS, the Parties hereto desire to undertake a series of restructuring transactions to effect, as of the Closing (as defined below), an organizational restructuring of certain of their affiliates and direct and indirect subsidiaries (including certain affiliates and/or subsidiaries to be formed as part of such organizational restructuring) which would result in (a) seventy percent (70%) of the issued and outstanding equity interests in the Company being held by Sanken and (b) thirty percent (30%) of the issued and outstanding equity interests in the Company being held directly by Allegro, in each case, on the terms and conditions set forth in this Agreement and the other Definitive Documents (as defined below) (such transaction, as addressed in more detail by the terms and conditions set forth in the respective Definitive Documents, the “Transaction”);

WHEREAS, as part of the Transaction, it is contemplated that (a) at the commencement of the Closing, (i) the indebtedness owed by the Company to AML under the loan agreements with AML set forth on Schedule 1 (the “Existing Allegro Loans”) will be assigned by AML to Allegro (the “AML Loan Assignment”) and (ii) immediately after the AML Loan Assignment, Allegro’s equity interests in the Company will be recapitalized in consideration for the contribution by Allegro to the Company of the Company’s obligations under a portion of the Existing Allegro Loans, which portion is currently estimated to be in an amount equal to approximately fifteen million dollars ($15,000,000), but which amount may be equitably adjusted by the Parties between the date hereof and the Closing in order to account for various matters resulting from the passage of time, including the Company’s cash position as of the Closing (such portion, the “Recapitalized Loan Amount” and, such recapitalization, the “Recapitalization”), (b) immediately following the Recapitalization, the amount of the outstanding indebtedness, as of the Closing, owed by the Company to Sanken under the loan agreements set forth on Schedule 2 (the “Sanken Loans”) will be assigned by the Company to Allegro, and Allegro will assume from the Company the liabilities thereunder (the “Allegro Liability Assumption”), (c) two (2) days following the Recapitalization and Allegro Liability Assumption, the Company will elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes (the “Check the Box Election”) and (d) immediately following the Check the Box Election, Allegro will transfer to Sanken equity interests in the Company representing seventy percent (70%) of the issued and outstanding equity interests of the Company in exchange for the extinguishment of all of the outstanding indebtedness under the Sanken Loans (the “Sanken Equity Transfer”), which will result in Allegro owning thirty percent (30%) of the issued and outstanding equity interests of the Company and Sanken owning seventy percent (70%) of the issued and outstanding equity interests of the Company;

WHEREAS, as part of the Transaction, it is contemplated that, immediately following the Recapitalization, all remaining obligations (i.e., following contribution of the Recapitalized Loan Amount) under the Existing Allegro Loans will be cancelled and replaced with a new, consolidated loan agreement between Allegro and the Company, in the form attached hereto as Exhibit A (the “New Allegro Loan”);

WHEREAS, as part of the Transaction, it is contemplated that, immediately following the Sanken Equity Transfer, the Company, Allegro and Sanken will enter into an Amended and Restated Limited Liability Company Agreement of the Company, in the form attached hereto as Exhibit B (the “LLC Agreement”), setting forth the terms and conditions pertaining to, among other matters, the Company’s members, membership interests and governance structure;

WHEREAS, as part of the Transaction, it is contemplated that, at the conclusion of the Closing, AML and the Company will amend that certain Wafer Foundry Agreement, dated April 12, 2013, by and between AML and the Company, to be in the form attached hereto as Exhibit C (the “Supply Agreement”), to, among other matters, set forth the material supply terms between the parties thereto;

WHEREAS, as part of the Transaction, it is contemplated that, at the conclusion of the Closing, AML and the Company will enter into a pricing letter agreement, in the form attached hereto as Exhibit D (the “Pricing Letter Agreement”), to, among other matters, supplement the Supply Agreement;

WHEREAS, as part of the Transaction, it is contemplated that, at the conclusion of the Closing, Allegro, the Company and Sanken will enter into a Transition Services Agreement, in the form attached hereto as Exhibit E (the “TSA”), to, among other matters, govern the post-closing transition of services among Allegro, the Company and Sanken;

WHEREAS, as part of the Transaction, it is contemplated that, at the conclusion of the Closing, the Parties will enter into those certain IP Assignment and License Agreements, in the forms attached hereto as Exhibit F (each an “IP Agreement”, and collectively the “IP Agreements”), pursuant to which the Company will assign certain of its rights to intellectual property (“IP”) to Allegro and Sanken, who will license such IP back to the Company for use in the supplying of products for Allegro and Sanken;

WHEREAS, as part of the Transaction, it is contemplated that, at the conclusion of the Closing, the Company and Sanken will enter into a Sales Services Management Agreement, in the form attached hereto as Exhibit G (the “SSMA”), to, among other matters, set forth the material sales terms between the parties thereto, which shall be substantially similar to the sales terms in effect between Allegro and Sanken prior to the date of this Agreement;

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WHEREAS, as part of the Transaction, it is contemplated that, at the conclusion of the Closing, AML and Sanken will enter into a Termination of Distribution Agreement Letter, in the form attached hereto as Exhibit H (the “Distribution Termination Letter”), to, among other matters, terminate that certain Distribution Agreement, dated as of July 5, 2007 (as amended from time to time) by and between AML and Sanken;

WHEREAS, as part of the Transaction, it is contemplated that, at the conclusion of the Closing, the Parties will amend and restate in its entirety that certain Transfer Pricing Agreement, dated April 1, 2019, by and between Sanken, Allegro, the Company and AML, in the form attached hereto as Exhibit I (the “A&R TPA” and together with this Agreement, the New Allegro Loan, the LLC Agreement, the Supply Agreement, the Pricing Letter Agreement, the TSA, the SSMA, the Distribution Termination Letter and the IP Agreements, the “Definitive Documents”), to, among other matters, expressly provide that Allegro and AML shall be removed as a parties thereto, but shall be named third party beneficiaries thereto; and

WHEREAS, at the conclusion of the Closing, it is contemplated that the Company will enter into certain employment agreements on terms to be agreed to by the parties thereto, including the terms set forth on Exhibit J hereto (or with such changes thereto as are negotiated between the Company and the applicable employees) (the “Employment Agreements”), with certain key employees of the Company named in the Employment Agreement (the “Key Employees”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree, as of the date hereof, as follows:

1.

Closing. The consummation of the Transaction (the “Closing”) shall commence at 12:01 a.m., Eastern time on March 26, 2020 and shall proceed over a two (2) day period, as more particularly described herein. For avoidance of doubt the check the box election and Sanken equity transfer with occur at 12:01 am, Eastern time on March 28, 2020. At the commencement of the Closing, all Parties shall exchange electronic (or facsimile or .pdf) signature pages of the applicable persons or entities in respect of each of the documents and agreements described below. All such signature pages shall initially be held in escrow by each of the Parties, and they shall be automatically released (with no further action on the part of any party) at such time as the applicable document or agreement is required to be duly executed and delivered, or at such time as the applicable action is required to take place, in accordance with this Section 1 (and upon such release, such action, document or agreement shall be deemed effective for any and all purposes). In furtherance of the foregoing, in connection with, and as part of, the Closing:

a.

AML Loan Assignment; Recapitalization. At the commencement of the Closing, (i) Allegro and AML shall effect the AML Loan Assignment, (ii) immediately after the AML Loan Assignment, Allegro and the Company

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shall effect the Recapitalization and (iii) immediately after the Recapitalization, Allegro and the Company shall effect the Allegro Liability Assumption. For the avoidance of doubt, the AML Loan Assignment, the Recapitalization and the Allegro Liability Assumption shall occur, effective as of the commencement of the Closing, by virtue of AML, Allegro, Sanken and the Company entering into this Agreement, as applicable, and no further action or documentation (other than the foregoing) on the part of any Party shall be required to evidence or memorialize the same at the commencement of the Closing.

b.	New Allegro Loan. Effective immediately following the Recapitalization, Allegro and the Company shall duly execute and deliver to each other, the New Allegro Loan.

c.	Check the Box Election. Two (2) days following the effectiveness of the Recapitalization and the Allegro Liability Assumption (i.e. March 28, 2020), the Company shall make the Check the Box Election.

d.

Sanken Equity Transfer. Effective immediately after the Check the Box Election is made by the Company, as part of the conclusion of the Closing, Allegro and Sanken shall effect the Sanken Equity Transfer. For the avoidance of doubt, the Sanken Equity Transfer shall occur, effective immediately after the Check the Box Election is made by the Company, by virtue of AML, Allegro, Sanken and the Company entering into this Agreement and/or the LLC Agreement, as applicable, and no further action or documentation (other than the foregoing) on the part of any Party shall be required to evidence or memorialize the same at the Closing. The effective time of the Sanken Equity Transfer shall be deemed the “conclusion of the Closing” for all purposes hereof.

e.

Existing Loans. In furtherance of and in consideration for the Sanken Equity Transfer (in the case of clause (i)) and the Recapitalization and New Allegro Loan (in the case of clause (ii), (i) the Company and Sanken agree and confirm that, as of the conclusion of the Closing, the Sanken Loans shall be terminated and of no further force and effect, and (ii) the Company, Allegro and AML agree and confirm that, as of immediately following the Recapitalization (i.e., the time the New Allegro Loan is deemed effective), the Existing Allegro Loans shall be terminated and of no further force or effect.

f.

Tax Certificate. At or before the Closing, Sanken shall deliver to Allegro and the Company a duly completed and executed Internal Revenue Service Form W-8-BEN-E establishing a complete exemption from U.S. federal withholding tax on interest pursuant to Article 11 of the income tax treaty between the United States and Japan.

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g.

LLC Agreement. Concurrently with the conclusion of the Closing, Allegro and the Company shall duly execute and deliver to each other and to Sanken (and Sanken shall deliver to the Company and Allegro), the LLC Agreement.

h.	Supply Agreement. Concurrently with the conclusion of the Closing, AML and the Company shall duly execute and deliver to each other the Supply Agreement.

i.	Pricing Letter Agreement. Concurrently with the conclusion of the Closing, AML and the Company shall duly execute and deliver to each other the Pricing Letter Agreement.

j.	TSA. Concurrently with the conclusion of the Closing, Allegro, the Company and Sanken shall duly execute and deliver to each other the TSA.

k.	IP Agreements. Concurrently with the conclusion of the Closing, the Parties shall duly execute and deliver to each other the IP Agreements.

l.	SSMA. Concurrently with the conclusion of the Closing, the Company and Sanken shall duly execute and deliver to each other the SSMA.

m.	Distribution Termination Letter. Concurrently with the conclusion of the Closing, AML and Sanken shall duly execute and deliver to each other the Distribution Termination Letter.

n.	A&R TPA. Concurrently with the conclusion of the Closing, Sanken, Allegro, AML and the Company shall duly execute and deliver to each other the A&R TPA.

o.

Employment Agreements. Concurrently with the conclusion of the Closing, the Company shall, and shall cause the Key Employees to, duly execute and deliver to Sanken and Allegro the Employment Agreements.

2.

Employment Agreements. Following the date hereof, Allegro, Sanken and the Company agree to negotiate and complete, as promptly as practicable following the date hereof, and in any event prior to the Closing, the Employment Agreements with the Key Employees.

3.	Existing Agreements.

a.

The Parties hereby agree, confirm and acknowledge that, other than the Definitive Documents, all other contracts, agreements, licenses or other legally binding commitment or undertaking (collectively, “Contracts”) currently in effect (or in effect immediately prior to Closing) between Allegro and the Company (other than (i) customary non-disclosure or confidentiality agreements, (ii) that certain IC Technology Development Agreement, dated May 28, 2009, by and among Sanken, the Company and Allegro and (iii) the Supply Agreement), along with all rights and obligations of the parties thereunder, shall be, as of the conclusion of the Closing, terminated and extinguished and shall be of no further force and effect.

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b.

The Parties hereby agree, confirm and acknowledge that, other than the Definitive Documents, all other Contracts related to technology development currently in effect (or in effect immediately prior to Closing) between Sanken and the Company (other than (i) customary non-disclosure or confidentiality agreements, (ii) that certain IC Technology Development Agreement, dated May 28, 2009, by and among Sanken, the Company and Allegro, (iii) those certain Discrete Technology Development Agreements, dated October 1, 2013 and April 1, 2015 (as amended by that certain Amendment to the Discrete Technology Development Agreement, dated June 15, 2018), (iv) that certain Agreement as to Sanken Employees on Loan to Polar Semiconductor, Inc., dated September 1, 2005 and (v) that certain Wafer Supply Agreement, dated July 26, 2017), along with all rights and obligations of the parties thereunder, shall be, as of the conclusion of the Closing, terminated and extinguished and shall be of no further force and effect.

c.

The Parties acknowledge and agree that the terminations described in the foregoing clauses a. and b. shall be effective as of the conclusion of the Closing, without any further action, documentation, or agreement required on the part of any person.

4.	Distribution-Related Matters.

a.

The Parties hereby agree, confirm and acknowledge that, other than the Definitive Documents, all other Contracts related to the sale and distribution of Sanken products currently in effect between Allegro and Sanken (other than customary non-disclosure or confidentiality agreements), including that certain Distribution Agreement, dated July 2, 2007 (as amended), along with all rights and obligations of the parties thereunder, shall be, as of the conclusion of the Closing, terminated and extinguished and shall be of no further force and effect. The Parties acknowledge and agree that the foregoing termination shall be effective as of the conclusion of the Closing, without any further action, documentation, or agreement required on the part of any person.

b.

Allegro hereby agrees, confirms and acknowledges that, as of the conclusion of the Closing, it shall sell, transfer, convey and deliver to the Company all of Allegro’s right, title and interest in and to the Sanken inventory owned by Allegro immediately prior to the conclusion of the Closing, and the Company hereby agrees, confirms and acknowledges that it accepts the sale, transfer, conveyance and delivery of the Sanken inventory as of the conclusion of the Closing, and in consideration therefore, the Company shall pay to Allegro an amount in cash equal to the book value of such inventory. The Parties acknowledge and agree that the foregoing sale, transfer, conveyance and delivery shall be effective as of the conclusion of the Closing, without any further action, documentation, or agreement required on the part of any person.

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5.	Representations and Warranties.

a.

Each Party represents that it is a limited liability company or corporation, as applicable, validly existing and in good standing under the laws of its state, territory or country of organization or formation. Each Party represents that it has and shall at all times have the necessary power to enter into and perform its obligations under this Agreement and the Definitive Documents and has duly authorized the execution of this Agreement and the Definitive Documents.

b.

Each Party represents that it has all requisite power and authority to execute and deliver the Definitive Documents, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby, including the execution of, and performance under, the Definitive Documents. Each Party represents that it has obtained all necessary approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, including the Definitive Documents and the Transaction. This Agreement and the Definitive Documents have been duly authorized, executed and delivered by each Party and (assuming due authorization, execution and delivery by the other Parties) constitute such Party’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

c.

Each Party represents that the execution, delivery, observance and performance of this Agreement and the Definitive Documents shall not result in any violation of any Contract, law, statute, ordinance, rule or regulation applicable to any Party.

6.

Liability. For the avoidance of doubt, the Parties hereby agree that Allegro shall not be liable for (and, as of the conclusion of the Closing, is hereby released from) any and all claims against (or liabilities of) the Company arising out of or related to any sales made by the Company or Allegro prior to the conclusion of the Closing to any other person or entity, and that the Company hereby assumes, as of the Closing, and agrees to discharge from and after the conclusion of the Closing any and all liability for such claims or liabilities, and the Company further agrees to indemnify and hold harmless, as of the conclusion of the Closing, Allegro and its subsidiaries from and against, any and all such claims and liabilities.

7.

Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties hereto agrees (severally and not jointly), and shall cause its respective controlled affiliates and/or subsidiaries, as applicable, to (i) vote and exercise its powers or rights in any process of the Transaction to which they are legally entitled to participate and which require their voting, action or approval and (ii) reasonably cooperate with the other Parties in doing all things necessary, proper or advisable under applicable laws to consummate and make effective the Transaction as of the date hereof, including by executing and delivering such instruments, memorializations or other documentations to effect the Transaction. Without limiting the generality of the foregoing, in the event that any law or

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governmental entity purports to prohibit, impede or block all or any part of the Transaction, or otherwise requires any unwinding of the Transaction following the Closing, Sanken shall take all actions as are necessary to eliminate such prohibition, impediment, block or requirement to unwind the Transaction, including by identifying a third party acquirer for Sanken’s equity interests in the Company (and then consummating a sale to such third party acquirer, subject to the terms of the LLC Agreement).

8.

Withholding. The Parties shall be entitled to deduct and withhold any amounts in connection with the Transaction that are required to be deducted or withheld under applicable tax law. Any such amounts deducted or withheld pursuant to the previous sentence shall be treated for purposes of this Agreement and the Transaction as having been paid to the person in respect of which such deduction or withholding was done.

9.

Intended Tax Treatment. The Parties agree that the AML Loan Assignment, the Recapitalization and the Allegro Liability Assumption are intended to be disregarded for U.S. federal income tax purposes. The Check the Box Election and the issuance of the New Allegro Loan are intended to be treated for U.S. federal income tax purposes as if Allegro contributed all of the Company’s assets to a newly formed corporation (i.e., the Company), in exchange for (x) common stock in the newly formed corporation, (y) the New Allegro Loan receivable and (z) the assumption by such newly formed corporation of the Company’s liabilities (including the New Allegro Loan payable) in a transaction that is taxable for U.S. federal income tax purposed under Internal Revenue Code Section 1001. The Sanken Equity Transfer is intended to be treated for U.S. federal income tax purposes as a taxable sale of stock under Internal Revenue Code Section 1001.

10.	Waiver; Amendment. Neither this Agreement nor any provision hereof shall be waived, amended, modified, changed, discharged or terminated except by an instrument in writing executed by the Parties.

11.

Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflicts provision thereof. Each Party expressly agrees that, consistent with its intention and agreement to be bound by the terms of this Agreement and to consummate the transactions contemplated hereby, including the Transaction, the remedy of specific performance shall be available to enforce performance of this Agreement by a breaching or defaulting Party. It is understood and agreed that injury and damages incurred by any Party due to the breach or default of the other Party would be irreparable and not adequately compensable by monetary damages. Consequently, such Party will not have an adequate remedy at law for any failure by a breaching or defaulting Party to perform its obligations hereunder to consummate the transactions contemplated hereby and shall be entitled to injunctive relief.

12.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all

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of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart to this Agreement by facsimile or PDF file will be deemed to be delivery of an original executed counterpart to this Agreement.

13.

Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any governmental authority, such determination shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf as of the date first above written.

ALLEGRO MICROSYSTEMS, INC.

By:	/s/ Ravi Vig
Name:	Ravi Vig
Title:	President & CEO

ALLEGRO MICROSYSTEMS, LLC

By:	/s/ Ravi Vig
Name:	Ravi Vig
Title:	President & CEO

[Signature Page to Master Transaction Agreement]

SANKEN ELECTRIC CO., LTD.

By:	/s/ Yoshihiro Suzuki
Name:	Yoshihiro Suzuki
Title:	Senior Vice President

[Signature Page to Master Transaction Agreement]

POLAR SEMICONDUCTOR, LLC

By:	/s/ Kurt Walter
Name:	Kurt Walter
Title:	VP, GLOBAL WAFER OPERATIONS

[Signature Page to Master Transaction Agreement]

SCHEDULE 1

EXISTING ALLEGRO LOANS

1.	Consolidated and Restructured Loan Agreement, dated August 26, 2015, by and between Polar Semiconductor, LLC and Allegro MicroSystems, LLC

2.	Amendment to the October, 30, 2015 Loan Agreement, dated as of August 25, 2016, by and between Polar Semiconductor, LLC and Allegro MicroSystems, LLC

3.	Amendment to August 26, 2016 Loan Agreement, dated August 26, 2017, by and between Polar Semiconductor, LLC and Allegro MicroSystems, LLC

4.	Amendment to August 25, 2016 Loan Agreement, dated September 24, 2017, by and between Polar Semiconductor, LLC and Allegro MicroSystems, LLC

5.	Loan Agreement, date January 26, 2017, by and between Polar Semiconductor, LLC and Allegro MicroSystems, LLC

6.	Loan Agreement, dated January 11, 2019, by and between Polar Semiconductor, LLC and Allegro MicroSystems, LLC

7.	Loan Agreement, dated March 12, 2019, by and between Polar Semiconductor, LLC and Allegro MicroSystems, LLC

SCHEDULE 2

SANKEN LOANS

1.	Credit Line Agreement, dated August 30, 2005, by and between Polar Semiconductor, Inc. and Sanken Electric Co., Ltd. ($10M)

2.	Long Term Credit Line Agreement, dated September 29, 2017, by and between Polar Semiconductor, LLC and Sanken Electric Co., Ltd. ($15M)

3.	Loan Agreement, dated April 24, 2018, by and between Polar Semiconductor, LLC and Sanken Electric Co., Ltd. ($5M)

4.	Loan Agreement, dated March 14, 2019, by and between Polar Semiconductor, LLC and Sanken Electric Co., Ltd. ($9.7M)

5.	Loan Agreement, dated February 24, 2020, by and between Polar Semiconductor, LLC and Sanken Electric Co., Ltd. ($3M)

EXHIBIT A

NEW ALLEGRO LOAN

[See attached].

EXHIBIT A

CONSOLIDATED AND RESTRUCTURED

LOAN AGREEMENT

THIS CONSOLIDATED AND RESTRUCTURED LOAN AGREEMENT is made as of 28, 2020, between Polar Semiconductor, LLC, a Delaware limited liability company headquartered at 2800 East Old Shakopee Road, Bloomington, Minnesota 55425 (“PSL”), and Allegro MicroSystems, Inc. (“Allegro”), a Delaware corporation headquartered at 115 Northeast Cutoff, Worcester, Massachusetts 01615.

WHEREAS, the PSL has entered into seven (7) total loan agreements between PSL and Allegro or between PSL and Allegro MicroSystems, LLC; and

WHEREAS, PSL desires to restructure the principal and interest payments for the loans as listed on Exhibit C hereto and to consolidate such loans into one Agreement; and

WHEREAS, Allegro is willing to consolidate and restructure the principal and interest payments for the loans listed on the attached Exhibit C and any amendments thereto.

NOW, THEREFORE, the parties hereby agree as follows:

1.	DEFINITIONS

In this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Consolidated and Restructured Loan Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Boston, Massachusetts.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto.

“Event of Default” means any of the events specified in Section 6.1 hereof.

“Existing Facility” shall mean that certain General Financing Agreement, dated as of March 27, 2006, by and between PSL and Mizuho Corporate Bank, Ltd.

“Loan” means the loan extended pursuant to Section 2.1 hereof.

“Note” means the promissory note referred to in Section 2.2 hereof.

“Payment Date” means the date that a payment is due under Section 3.3.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

2.	TERM LOAN

2.1    Term Loan. Subject to the terms of this Agreement, Allegro hereby agrees to consolidate and restructure the loans listed on the attached Exhibit C (consolidated loans) and any amendments thereto into one term loan Agreement (the “Loan”) to PSL having an aggregate amount of Fifty-One Million Three Hundred Seventy-Six Thousand Eight Hundred Sixty-Four and 00/100 Dollars ($51,376,864.00). The consolidated Loan shall be made as of March 28, 2020 (the “Effective Date”).

2.2    Promissory Note. The Loan shall be evidenced by a promissory note from PSL to Allegro, dated as of the Effective Date, in the form set forth on Exhibit A to this Agreement (the “Note”).

2.3    Interest Rate. The interest rate on the Loan shall be 2.70 percent per annum.

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3.	PAYMENT OF PRINCIPAL AND INTEREST.

3.1    Payment of Principal. PSL shall repay the principal amount of the Loan in six equal annual installments. The due date of the first repayment installment shall be March 28, 2022 and all subsequent repayments shall be due on March 28th of each subsequent year until the loan is repaid in full.

3.2    Interest Payments. At the time that each installment of principal is paid to Allegro pursuant to Section 3.1, PSL shall also pay accrued interest at the rate specified in Section 2.3. Principal and interest shall be transmitted in a single payment on the Payment Date in accordance with the schedule set forth on Exhibit B.

3.3    Time and Place of Payments. All payments by PSL hereunder shall be made without withholding, deduction, recoupment, setoff or counterclaim. Payments shall be made of immediately available funds prior to 12:00 noon, Eastern time, on the date due. However, if any due date is not a Business Day, the next succeeding Business Day. Payments shall be made by wire transfer to such account as Allegro shall designate to PSL from time to time.

3.4    Prepayment. PSL may at its option prepay, at any time, without premium or penalty, the whole or any portion of the Loan; provided that each such optional prepayment, if less than the entire principal amount of the Loan then outstanding, shall be in an amount of $100,000 or a multiple thereof. Each such prepayment shall be accompanied by payment of all accrued but unpaid interest as of the date of prepayment. Any partial prepayment of principal shall be applied to installments of principal thereafter coming due in inverse order of their normal maturity.

4.	REPRESENTATIONS AND WARRANTIES

As an inducement to Allegro to execute this Agreement and to extend the Loan, PSL hereby represents and warrants to Allegro that:

4.1    Organization. PSL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PSL has the legal power and authority to enter into and perform this Agreement.

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4.2    Authorization. The execution, delivery and performance of this Agreement and the Note have been duly authorized by all necessary corporate action, and do not and will not require the consent or approval of any third party.

4.3    Validity and Binding Effect. This Agreement and the Note, when duly executed and delivered by PSL, will be legal, valid and binding obligations of PSL enforceable against PSL in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws of general application affecting lender rights generally and by general principles of equity limiting the availability of equitable remedies.

5.	COVENANTS OF PSL

5.1    Indebtedness. PSL shall not incur any other indebtedness from any of its Affiliates except for the Existing Facility (or a replacement facility of similar size entered into in the ordinary course of business), unless (i) such indebtedness is subordinated in right of payment to all obligations under this Loan or (ii) Allegro has provided written consent (such consent to be granted or withheld in the sole discretion of Allegro) at least one Business Day prior to the incurrence of such indebtedness.

6.	DEFAULT AND REMEDIES

6.1    Events of Default. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

(a)

PSL shall fail to make any payment of principal or interest on the Loan by the required Payment Date unless a payment extension has been approved in writing by Allegro’s Chief Executive Officer or Chief Financial Officer.

(b)	Any representation or warranty of PSL contained herein shall prove to have been incorrect in any material respect when made.

(c)

PSL shall default in the performance of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for thirty (30) days after notice thereof is given to PSL.

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(d)

Default by PSL in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any other obligation for borrowed money having a principal amount, individually or in the aggregate, in excess of $500,000.

(e)

PSL shall be dissolved, or become insolvent or bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of lenders, or a trustee, receiver or liquidator shall be appointed for PSL or for a substantial part of its property, or bankruptcy, reorganization, arrangement, insolvency or similar proceeding shall be instituted by or against PSL under the laws of any jurisdiction.

(f)	Any person or persons other than Sanken Electric Co., Ltd. or its subsidiaries acquires more than 50% of the voting securities of PSL or acquires substantially all of PSL’s assets.

6.2    Right of Acceleration. Upon the occurrence of any Event of Default and at any time thereafter, in addition to any other rights and remedies available to Allegro hereunder, Allegro may declare the entire principal amount of the Loan and all accrued and unpaid interest to be immediately due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind.

6.3    Right of Set-off. In addition to any other rights or remedies available to Allegro hereunder or under applicable law, and not in limitation of its rights or remedies, upon the occurrence and during the continuance of any Event of Default, Allegro is hereby authorized at any time or from time to time, without presentment, demand, protest or notice of any kind, have the right to appropriate and apply to the payment of the Loan and any accrued interest any and all accounts payable to PSL or any other amounts owed to PSL, whether incurred in the ordinary course of business or otherwise.

7.	MISCELLANEOUS PROVISIONS.

7.1    Entire Agreement. This Agreement, and the attached Exhibits, constitutes the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations and discussions between the parties regarding such subject matter.

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7.2    Counterparts. This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be executed and delivered in counterparts, all of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

7.3    Amendments. No amendment or modification of this Agreement shall be effective unless set forth in writing and signed by a duly authorized representative of each party.

7.4    Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors, assigns, heirs and personal representatives. No party shall assign any or all of its rights and obligations under this Agreement without the prior written consent of the other party.

7.5    Waiver. Any failure by a party to exercise or enforce any right under this Agreement shall not be deemed a waiver of such party’s right thereafter to enforce each and every term and condition of this Agreement. The acceptance by Allegro of any partial payment shall not constitute a waiver of any default or of any of Allegro’s rights hereunder.

7.6    Notices. Notices under this Agreement may be sent by e-mail or courier service. Notice shall be sent to the address set forth on the first page of this Agreement or to such other address and contact person as a party may designate, or to the email address of any such designated contact person.

7.7    Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Agreement to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

7.8    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any other conflicts of laws provisions thereof that would result in the application of the law of another jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

POLAR SEMICONDUCTOR, LLC		ALLEGRO MICROSYSTEMS, INC.

/s/ Yoshihiro Suzuki		/s/ Paul V. Walsh Jr.
By:	Yoshihiro Suzuki	By:	Paul V. Walsh Jr.
Title:	President and Chief Executive Officer	Title:	Sr. Vice President and C.F.O.

SIGNATURE PAGE TO CONSOLIDATED AND RESTRUCTURED LOAN AGREEMENT

EXHIBIT A

TERM NOTE

$51,376,864	March 28, 2020

FOR VALUE RECEIVED, the undersigned, POLAR SEMICONDUCTOR LLC., a Delaware corporation (the “Company”), promises to pay to the order of ALLEGRO MICROSYSTEMS, INC., (“Holder”) the principal amount of 51,376.864 Dollars or, if less, the aggregate unpaid principal amount of the Loan extended pursuant to that certain Loan Agreement dated as of March 28, 2020 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Loan Agreement”) between Company and Holder. The principal of this Note shall be payable in installments as set forth in the Loan Agreement.

Company also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by Holder pursuant to the Loan Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor and agree to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorney fees, incurred or paid by Holder in enforcing this note, whether or not litigation is commenced.

Governing Law. This Note and all matters related hereto shall in all respects be governed by and construed in accordance with the laws of the State of New York. Any proceeding to enforce, interpret, challenge the validity of, or recover for the breach of any provision of, this Note shall be filed exclusively in the United States District Court for the Southern District of New York or the state courts located in the State of New York, and the parties hereto expressly consent to the exclusive jurisdiction of such courts and expressly waive any and all objections to personal

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jurisdiction, service of process or venue in connection therewith. Final judgment against the Company in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. The Company hereby acknowledges that this Note constitutes an instrument for the payment of money, and consents and agrees that the Holder, at its sole option, in the event of a dispute by the Company in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213. Nothing in this Section 10 shall affect the right of the Holder to (i) commence legal proceedings or otherwise sue the maker in any other court having jurisdiction over the Company or (ii) serve process upon the maker in any manner authorized by the laws of any such jurisdiction. The Company irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in this Section and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING BROUGHT BY OR ON BEHALF OF ANY PARTY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Amendments; Waivers. Neither the Company nor Holder will (by act, delay, omission or otherwise) be deemed to have waived any of its rights or remedies hereunder, or any provision hereof, unless such waiver is in writing signed by such party, and any such waiver will be effective only to the extent specifically set forth therein. A waiver by either party of any right or remedy under this Note on any one occasion will not be construed as a bar to or waiver of any such right or remedy which such party would otherwise have had on any future occasion.

Severability. Wherever possible, each provision of this Note which has been prohibited by or held invalid under applicable law will be ineffective to the extent of such prohibition or invalidity, but such prohibition or invalidity will not invalidate the remainder of such provision or the remaining provisions of this Note.

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Transfers; Assignees. This Note may not be transferred or assigned by the Company without Holder’s prior written consent. Holder may transfer or assign this Note only in compliance with the legend set forth hereon. If the transfer or assignment is based on an exemption under applicable securities laws, the Company may condition the transfer or assignment on receipt from Holder or the transferee/assignee of a reasonably acceptable opinion of counsel confirming the exemption. Wherever in this Note reference is made to the Company or Holder, such reference will be deemed to include, as applicable, a reference to their respective successors and assigns, legatees, heirs, executors, administrators and legal representatives, as applicable, and, in the case of Holder, any future holder of this Note. The provisions of this Note will be binding upon and will inure to the benefit of such successors, assigns, holders, legatees, heirs, executors, administrators and legal representatives, as applicable. Upon surrender for registration of transfer of this Note, the Company, at its expense, will execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same type, and of a like aggregate principal amount. This Note may be exchanged at the option of the Holder thereof for Notes of a like aggregate principal amount but in different denominations, not less than Two Hundred and Fifty Thousand Dollars ($250,000) principal amount each. Whenever this Note is so surrendered for exchange, the Company, at its expense, will execute and deliver the Notes that the Holder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange will be the legal and valid obligations of the Company evidencing the same interests, and entitled to the same benefits, as the Notes surrendered upon such registration of transfer or exchange. The person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, until due presentment of a Note for registration of transfer so provided herein.

Headings; Interpretation. The headings of the sections of this Note are solely for convenient reference and will not be deemed to affect the meaning or interpretation of any provision of this Note.

Securities Laws. Holder, by acceptance of this Note, hereby represents and warrants that Holder has acquired this Note for investment only and not for resale or distribution hereof. Holder, by acceptance of this Note, further understands, covenants and agrees that the Company is under no obligation and has made no commitment to provide for registration of this Note under the Act or state securities laws, or to take such steps as are necessary to permit the sale of this Note without registration under those laws.

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Usury. It is the intention of the Company and Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note will be subject to reduction to an amount which is the maximum legal amount allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters.

Lost Notes, etc. If the original copy of this Note is mutilated, destroyed, lost or stolen, the Company will execute and deliver one or more new Notes for a like amount, in substitution therefor, in exchange for (i) the statement of the Holder, briefly setting forth the circumstances with respect to such mutilation, destruction, loss or theft, and (ii), except for a mutilation where the original mutilated original is delivered to the Company, a written agreement (without security or payment) to indemnify the Company and Holdco against any claim that may be made on account of the alleged mutilation, destruction, loss or theft. If requested by the Holder, the Company will issue replacement Notes following any merger or other reorganization of the Company not prohibited by this Note or requiring repayment.

Further Assurances. The Company agrees to (i) cooperate fully with the Holder, (ii) execute such further Instruments, documents, financing statements and agreements that may be required under applicable law and (iii) give such further written assurances and take such further action as may be reasonably requested by the Holder, in each case, as may be necessary to carry out and effectuate the provisions and purposes of this Note and the transactions contemplated hereunder.

POLAR SEMICONDUCTOR, LLC

/s/ Yoshihiro Suzuki
Yoshihiro Suzuki
President and Chief Executive Officer

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Exhibit B

PSL

REPAYMENT SCHEDULE

Loan Principal: $51,376,864	Interest Rate: 2.70%

Term: 7 Years	Maturity Date: March 28, 2027

Issue Date: March 28, 2020	Payment Schedule: Principal & Interest due on March 28 of each year

Date	Principal Payment	Interest Payment	Total Payment	Principal Balance
03/28/22	$8,562,811	$2,774,351	$11,337,161	$42,814,053
03/28/23	$8,562,811	$1,155,979	$9,718,790	$34,251,243
03/28/24	$8,562,811	$924,874	$9,487,594	$25,688,432
03/28/25	$8,562,811	$693,588	$9,256,398	$17,125,621
03/28/26	$8,562,811	$462,392	$9,025,202	$8,562,811
03/28/27	$8,562,811	$231,196	$8,794,007	$0

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Exhibit C

Date Issued	Loan Amount
August 26, 2015		$17,521,953.06
October 30, 2015		$2,500,000
January 26, 2017		$7,800,000
August 26, 2015		$19,357,202.81
September 24, 2015		$5,197,708.33
January 11, 2019		$7,000,000
March 12, 2019		$7,000,000
	Total $	66,376,864.20

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EXHIBIT B

LLC AGREEMENT

[See attached].

[XXX] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT B

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

POLAR SEMICONDUCTOR, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of POLAR SEMICONDUCTOR, LLC, a Delaware limited liability company (the “Company”), is dated March 28, 2020, by and among, the Company, ALLEGRO MICROSYSTEMS, INC., a Delaware corporation (“Allegro” or the “Allegro Member”), and SANKEN ELECTRIC CO., LTD., a Japanese corporation (“Sanken” or the “Sanken Member” and, together with the Allegro Member, each a “Member” and collectively, the “Members”).

RECITALS:

WHEREAS, the Company was formed as a corporation pursuant to a Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 11, 2005, and was converted to a limited liability company pursuant to a Certificate of Conversion and Certificate of Formation filed with the Secretary of State of the State of Delaware on March 26, 2013 (the “Certificates”);

WHEREAS, the Company is currently governed by that certain Operating Agreement of the Company, dated March 30, 2013 (the “Original Agreement”);

WHEREAS, the Company has entered into that certain Master Transaction Agreement, dated March 25, 2020, with Sanken (the “Master Transaction Agreement”), pursuant to which, among other matters, Sanken has agreed to obtain seventy percent (70%) of the equity interests of the Company in consideration for the contribution by Sanken of certain loans owed by the Company to Sanken;

WHEREAS, the parties hereto have determined that the Recapitalized Loan Amount (as defined in the Master Transaction Agreement) is equal to $15,000,000;

WHEREAS, the Company intends to be classified as a corporation for U.S. federal income tax purposes; and

WHEREAS, the Members desire to amend and restate the Original Agreement to effect the admission of Sanken as a Member, recapitalize the equity interests in the Company and to otherwise reflect the rights and obligations of the Members, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Continuation. The Company was organized as a Delaware limited liability company pursuant to the filing of the Certificates. The Members hereby agree to continue the Company as a limited liability company in accordance with this Agreement and in accordance with the Delaware Limited Liability Company Act (as amended from time to time and any successor to such Act, the “Act”), and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions hereinafter set forth. The rights and obligations of the Members (in their capacity as members of the Company) and the administration and termination of the Company will be governed by this Agreement and the Act. In the event of any inconsistency between any terms and conditions contained in this Agreement and any non-mandatory provisions of the Act, the terms and conditions contained in this Agreement will govern.

2.    Name; Purpose; Term. The name of the Company shall be “Polar Semiconductor, LLC”, or such other name as shall be determined by the Board (as defined below) from time to time. The purpose and business of the Company is to engage in any lawful business or activity. The term of the Company shall continue perpetually until terminated pursuant to the terms of this Agreement.

3.    Principal Place of Business; Registered Agent and Office. The Company’s principal office shall be located at such place as the Board shall from time to time designate, within or outside the State of Delaware. The Company may conduct business at such additional places as the Board shall deem advisable. The registered agent of the Company and the registered office of the Company shall be as set forth in the Certificates, or such other agent or place as may hereafter be designated by the Board from time to time as provided by law.

4.    Books and Records. The Company shall maintain all books of account necessary to prepare financial statements and tax returns. All books of account shall be maintained at the offices of the Company and shall be open for inspection by any Member at any reasonable time.

5.    Fiscal Year. The fiscal year of the Company shall commence on the calendar day immediately following the last Friday of March and end on the last Friday of March of each year or such other dates as the Board may select in its discretion from time to time. All accounting and financial statements of the Company shall be prepared in a manner consistent with the Company’s fiscal year.

6.    Tax Classification; Capital Contributions; Membership Interests.

(a)    Tax Classification. The Members intend that the Company shall be treated as a corporation for U.S. federal income tax purposes. Accordingly, the Company, the Members, the Board, the Officers and their respective representatives are hereby specifically authorized to take any actions necessary to make and give effect to such classification (including preparing, signing and filing U.S. Internal Revenue Service Form 8832).

(b)    Capital Contributions. Each Member has made, or has been deemed to have made (including by virtue of recapitalization(s) and/or equity transfer(s), as applicable), a capital contribution to the Company, as reflected in the books and records of the Company, and in consideration therefor has been issued the Units (as defined below) set forth on Schedule 1 hereto. Except as set forth in Section 6(g) below, the Members shall have no obligation to make additional capital contributions to the Company. No Member shall be obligated to lend money to the Company.

(c)    Membership Interests.

(i)    The limited liability company interests of the Company, as defined in the Act (the “Membership Interests”) shall be represented by units (the “Units”). The Units shall entitle the holder thereof to an ownership interest in the income, losses and capital of the Company, as more particularly set forth in this Agreement, shall entitle the holder thereof to the share of distributions as more particularly set forth in this Agreement, and shall have the rights, powers and obligations more particularly set forth in this Agreement. The number of Units held by the Members, and their percentage holdings of all outstanding Units (the “Unit Percentages”) as of the date hereof are set forth on Schedule 1 hereto, as the same may be amended from time to time. In the event of any change with respect to the information stated on Schedule 1, the Board shall promptly cause (A) Schedule 1 to be amended to reflect such change, and (B) a copy of the revised Schedule 1 to be provided to each Member; provided, that the failure of the Board to cause Schedule 1 to be amended or to cause a revised copy of Schedule 1 to be provided to the Members shall not prevent the effectiveness of, or otherwise affect the underlying adjustments that would be reflected in, such an amendment.

(ii)    Except as expressly set forth herein (including in Section 8(a)(ii)) or as expressly required by applicable law, the Units shall have no voting, consent, approval or similar rights under this Agreement.

(d)    No Third Party Beneficiary. No creditor or other third party having dealings with the Company shall have the right to cause any Member to make a capital contribution to the Company or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Members herein set forth to make capital contributions to the Company, if any, shall be deemed an asset of the Company for any purpose by any creditor or other third party nor may such rights or obligations be sold, transferred or assigned by the Company and such rights and obligations may not be pledged or encumbered to secure any debt or other obligation of the Company or of any of the Members.

(e)    Participation Rights. Each Member shall have the right to purchase such Member’s Unit Percentage, or any lesser number, of any New Securities that the Company may from time to time issue after the date of this Agreement. For purposes of this Agreement, “New Securities” means any Membership Interests of the Company (including any Units), whether now or hereafter authorized, any rights, options or warrants to purchase such Units, and any securities of any type whatsoever (including debt securities) that are, or may become, convertible into or exchangeable or exercisable for Units of the Company (collectively “Equity Securities”), provided, however, that “New Securities” shall not include any of the following: (i) issuances of any Equity Securities to employees of the Company, Managers (or similar governing body) and consultants for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board; (ii) the issuance of Equity Securities in an initial public offering; (iii) the issuance of Equity Securities to a third party that is not a Member or an Affiliate thereof for non-cash consideration pursuant to a merger, consolidation, acquisition, joint venture, strategic partnership, or similar business combination approved in accordance with this Agreement and which are dilutive to all Members in the same manner; (iv) the issuance of Equity Securities upon the exercise, conversion or exchange of any Equity Securities exercisable for, convertible into or exchangeable for Equity Securities that are issued in compliance with the provisions of this Agreement; and (v) the issuance of Equity Securities in connection with any equity split, dividend, in-kind equity distributions or other similar recapitalization. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Member a written notice of its intention to issue New Securities (the “Participation Rights Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Member shall have ten (10) days from the receipt of such Participation Rights Notice to agree in writing to purchase such Member’s pro rata share of such New Securities for the price and upon the general terms specified in the Participation Rights Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that the Members fail to exercise in full the participation right within such ten (10)-day period, then the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which the Members’ participation rights hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Participation Rights Notice to the Members. In the event that the Company has not issued and sold the New Securities within such ninety (90)-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Members pursuant to this Section 6(e).

(f)    Representations by Members. Each Member hereby represents, warrants, agrees and acknowledges to the Company, severally and not jointly, as of the date hereof (or, if applicable, the date such Member becomes a party hereto), that:

(i)    (1) it has read and fully understands this Agreement, (2) information related to the Company has been made available to it, (3) it understands and has evaluated the risks associated with acquiring its Membership Interest (including any tax consequences of owning a Membership Interest), (4) it has been given an opportunity to ask questions of, and receive answers from, the Company and its representatives concerning the matters pertaining to the acquisition of its Membership Interest and has been given the opportunity to review such additional information as was necessary to evaluate the merits and risks of acquiring its Membership Interest, (5) it is an “accredited investor” as defined in the Securities Act of 1933, as amended, and (6) it is acquiring its Membership Interest as a Member for its own account for investment purposes only and not with a view to the distribution or resale thereof, in whole or in part, and agrees that it will not Transfer all or any part of its Membership Interest, or solicit offers to buy from or otherwise approach or negotiate in respect thereof with any person or persons whomsoever all or any part of its Membership Interest, in any manner that would violate this Agreement or violate applicable federal, state or foreign securities laws;

(ii)    if a legal entity and not an individual, it is a corporation, limited liability company, partnership, trust, or other legal entity, as applicable, duly organized or formed and validly existing and in good standing under the laws of the jurisdiction of its organization or formation; it has all requisite corporate, limited liability company, partnership, trust, or other entity power and authority to enter into this Agreement, to acquire and hold its Membership Interest and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate, limited liability company, partnership, trust, or other entity action, as applicable;

(iii)    its execution and delivery of this Agreement and the performance of its obligations hereunder will not conflict with, result in a breach of or constitute a default (or any event that, with notice or lapse of time, or both, would constitute a default) or result in the acceleration of any obligation under any of the terms, conditions or provisions of any other agreement or instrument to which it or any of its Affiliates is a party or by which it or any of its Affiliates is bound or to which any of its or any of its Affiliate’s property or assets are subject, conflict with or violate any of the provisions of its or any of its Affiliate’s organizational documents, or violate any law or statute or any order, rule or regulation of any court or governmental or regulatory agency, body or official, that would adversely affect the performance of its or any of its Affiliate’s obligations hereunder; and such Member has obtained any consent, approval, authorization or order of any person, court or governmental agency or body required for the execution, delivery and performance by such Member of its obligations hereunder;

(iv)    there is no action, suit or proceeding pending against such Member or, to its knowledge, threatened against such Member in any court or by or before any other governmental agency or instrumentality that would prohibit its entering into, or that could adversely affect its ability to perform its obligations under, this Agreement; and

(v)    this Agreement is a binding agreement on the part of such Member enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights and general principles of equity.

(g)    Plan 5K Capital Investment Plan. Within six (6) months following the date hereof, Allegro and Sanken will agree upon a capital investment plan that will have the goal of increasing the Company’s capacity at the Company’s Bloomington Wafer Fab Facility by [XXX], with the goal of reducing cost and improving utilization by the Company in the Company’s fiscal years 2023 and 2024 through the sale of Sanken products or third party business, as provided in that certain Amendment 1 to Wafer Foundry Agreement between Allegro MicroSystems, LLC and the Company, dated as of the date hereof (the “Wafer Supply Agreement” and such plan, in a form substantially similar to the plan attached hereto as Exhibit A, the “Plan 5K”). Additionally, within twelve (12) months following the date hereof, Allegro and Sanken will jointly review current and future business conditions to ensure that the intended capacity ramp set forth in Plan 5K remains valid and viable. Allegro, Sanken and the Company will mutually agree on a final version of Plan 5K and a schedule for implementation of Plan 5K. Allegro and Sanken will work together to determine how to fund the capital required for the Company to build out capacity to satisfy Plan 5K (which capital is, as of the date of this Agreement, anticipated to be approximately $[XXX] in the aggregate). If the Company cannot obtain sufficient capital to fund Plan 5K from available cashflow, the first $[XXX] of additional funding will come from the Company’s existing credit facility with Mizuho Corporate Bank, Ltd. If available amounts under such facility are insufficient to meet the required total funding of Plan 5K, Sanken and Allegro will support the Company by funding an additional amount, up to an aggregate of $[XXX], which investment shall be on a pro rata basis in accordance with their respective Unit Percentages, with such aggregate amount being invested over time based on planned revenue of the Company. Notwithstanding anything herein to the contrary, in no event shall the aggregate amount required to be funded by the Members pursuant to this Section 6(g) exceed ten million dollars ($10,000,000) (the “Cap”), and in no event shall either Member’s aggregate liability for funding pursuant to this Section 6(g) exceed such Member’s Unit Percentage of the Cap.

7.    Distributions. Distributions of cash or other assets of the Company may be effected by the Members from time to time at the discretion of the Board, upon approval by the Board, but subject in all instances to Section 8(a)(ii). The assets and amounts available for any such approved distribution to the Members shall be determined by Board, taking into account the amounts required to establish and fund reasonable reserves for future costs and contingent liabilities and to provide for the future needs of the business of the Company; provided that, for the avoidance of doubt, the assets and amounts available for any distributions shall be calculated after, and net of, any and all payments that are due or are reasonably expected to come due within twelve (12) months of any such determination under that certain Loan Agreement, dated as of the date hereof, by and between the Allegro Member and the Company. Each distribution of cash or other property by the Company will be allocated to the Members in accordance with their respective Unit Percentages.

8.    Management; Officers.

(a)    Action of Members.

(i)    Generally. The Members shall solely have the power to exercise the rights or powers granted to the Members pursuant to the express terms of this Agreement, and no other powers (whether in respect of their Membership Interests or otherwise). The approval or consent of the Members shall not be required in order to authorize the taking of any action by the Company and the Members shall have no right to reject, overturn, override, veto or otherwise approve or pass judgment upon any action taken by the Board or an authorized officer of the Company acting within the scope of authority granted by the Board, unless and then only to the extent that (a) this Agreement shall expressly provide therefor (including Section 8(a)(ii)), (b) such approval or consent shall be required by applicable law or (c) the Board shall have determined in its sole discretion that obtaining such approval or consent would be appropriate or desirable. The Members, as such, shall have no power to bind the Company except as provided in this Agreement (including Section 8(a)(ii)).

(ii)    Member Approvals. Notwithstanding anything contained in this Agreement to the contrary, without the prior written consent of each Member (in its capacity as a Member), the Board shall not and shall ensure that the Company shall not and shall not permit any of its controlled Affiliates to, directly or indirectly (by amendment, merger, consolidation or otherwise):

A.    (1) enter into any agreement, arrangement or similar transaction providing for a Sale of the Company or (2) initiate a process for, or consummate any Sale of the Company;

B.    terminate or transfer any line of business of the Company or any of its controlled Affiliates or any of their respective operations or otherwise materially change the nature of any of their respective businesses;

C.    transfer, sell, convey, encumber or otherwise dispose of any assets or properties in excess of $5,000,000 (unless such sale, conveyance, encumberance or disposal is made in the ordinary course of business);

D.    modify or change any term of (1) the Plan 5K wafer price schedule, (2) the Plan 5K capital approval and spending schedule, or (3) the installation timeline, each of the foregoing as set forth in the Wafer Supply Agreement;

E.    authorize, make, declare, pay or set aside any extraordinary dividend or other distribution (whether in cash, property or otherwise) on any of the Membership Interests, where such extraordinary dividend or other distribution is one that is greater than ten percent (10%) of consolidated net income of the Company and its subsidiaries for the last twelve (12) months for which internal financial statements are available, plus to the extent deducted in calculating consolidated net income and in each case with respect to the Company and its consolidated subsidiaries without duplication, (i) consolidated tax expense for such period and (ii) consolidated interest expense for such period, in each case, as set forth in such financial statements;

F.    except as set forth in Section 6(g), create, incur, assume or guarantee any indebtedness (including any indebtedness for borrowed money, debt represented by notes, bonds, debentures and the like, and any debt-like credit instruments (such as letters of credit, bankers acceptances and the like) of the Company or any of its controlled Affiliates, excluding any indebtedness created, incurred, assumed, or guaranteed in the ordinary course of business;

G.    authorize, issue, sell, transfer any Units or New Securities;

H.    enter into, amend, modify or terminate (other than in accordance with its terms) any agreement, arrangement or transaction with any Member or any Affiliate of any Member;

I.    agree to or effect any liquidation, dissolution, winding up, event of bankruptcy or similar action with respect to the Company or any controlled Affiliate;

J.    except as set forth in Section 6(g), require any Member to make any additional capital contributions; or

K.    change the entity classification of the Company for U.S. income tax purposes.

(b)    Management of the Company.

(i)    Generally. Except as otherwise expressly provided herein (including Section 8(a)(ii)) or in the Act, management decisions of the Company shall be made and implemented solely by the board of managers of the Company (the “Board”) consisting initially of five natural persons (each a “Manager”), who shall have sole and exclusive authority over and responsibility for the conduct of the Company’s business and affairs, subject to the provisions of this Agreement and applicable law. The authorized number of Managers shall be subject to change by the Board or otherwise in accordance with this Agreement. Managers need not be Members. The Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to implement any and all policies relating to the operation of the business of the Company (including any compliance or similar policies), to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein.

(ii)    Election of Managers. The Sanken Member shall have the right to appoint in its sole discretion three (3) Managers (each a “Sanken Manager” and collectively, the “Sanken Managers”), the Allegro Member shall have the right to appoint in its sole discretion one Manager (the “Allegro Manager”), and the then-current President of the Company shall serve as a Manager (the “President Manager”). One of the Sanken Managers will serve as the Chairman of the Board. Any committees of the Board shall be created only upon the approval of the Board as provided in this Section 8. In the event any Manager for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by the Person or Persons entitled to appoint such vacating Manager pursuant to this Section 8(b)(ii). The initial Managers of the Company will be (A) Yoshihiro Suzuki, Hiroshi Takahashi, and Kazuyoshi Yagi, who shall be the initial Sanken Managers, (B) Thomas Teebagy, who shall be the initial Allegro Manager and (C) Kurt Walter, who shall be the initial President Manager. Each Manager shall hold office until a successor (if any) is appointed in accordance with this Section 8 or until such Manager’s earlier death, resignation or removal in accordance with the provisions hereof.

(iii)    Meetings of the Board. The Board shall meet from time to time to discuss the business of the Company. The Board may hold meetings either within or without the State of Delaware. A special meeting of the Board may be called by the Sanken Manager serving as Chairman, the President Manager or the Allegro Manager by providing one business day notice to each Manager, either personally, by telephone, by email, by facsimile or by any other similarly timely means of communication which notice requirement may be waived by the Managers, and which notice shall be deemed waived by any Manager who attends such meeting without objection.

(iv)    Quorum and Acts of the Board. At all meetings of the Board, the presence of a majority of the Managers (which majority shall include the Allegro Manager) shall constitute a quorum for the transaction of business. At any meeting at which there is a quorum, the Board may take action on any matter by a majority of the votes cast. If a quorum shall not be present at any meeting of the Board, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if the requisite number of votes in favor of such action as would be required at a meeting of the Board are obtained thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board; provided, that a copy of any proposed written consent is provided to all Managers at least forty-eight (48) hours before such action is taken, which notice requirement may be waived by unanimous consent of the Managers, and which notice shall be deemed waived by any Manager that executes such written consent.

(v)    Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

(vi)    Committees of Managers. The Board may, by resolution passed by consent of the Managers in accordance with Section 8.1(b)(iv), designate one or more committees. Such resolution shall specify the duties and quorum requirements of such committees, each such committee to consist of such number of Managers as the Board may fix from time to time; provided, that the Allegro Manager shall be entitled to be appointed to any particular committee if it so desires. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company; provided, that no such committee may take any action which the Board is prohibited from itself taking pursuant to this Agreement (including the actions described in Section 8(a)(ii)). Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. Unless otherwise set forth in the resolution establishing any committee, (a) at all meetings of any such committee, the presence of the committee members entitled to cast a majority of the votes available thereto shall constitute a quorum for the transaction of business, (b) at any meeting at which there is a quorum, such committee may take action on any matter by a majority of the votes cast, (c) if a quorum shall not be present at any meeting of such committee, the committee members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present and (d) any action required or permitted to be taken at any meeting of such committee may be taken without a meeting, if the requisite number of votes in favor of such action as would be required at a meeting of such committee are obtained thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

(vii)    Expense Reimbursement of Managers. The Managers shall be reimbursed by the Company for the reasonable and properly documented expenses incurred in connection with attending meetings of the Board or committees thereof or events on behalf of the Company. No Manager shall be paid any compensation for service as a Manager, other than the expense reimbursement provided for in this Section 8(b)(vii).

(viii)    Resignation. Any Manager may resign at any time by giving written notice to the Company. The resignation of any Manager shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Members or the remaining Managers shall not be necessary to make it effective. Upon the effectiveness of any such resignation, such Manager shall cease to be a “manager” (within the meaning of the Act).

(ix)    Removal of Managers. The Person or Persons appointing any Manager pursuant to Section 8(b)(ii) shall have the sole right to remove such Manager from the Board at any time with or without cause or reason. Upon the taking of any such action described above in this

Section 8(b)(ix), the removed Manager shall cease to be a “manager” within the meaning of the Act. Notwithstanding anything in this Agreement to the contrary, the removal from the Board (with or without cause) of any Manager shall only be at the written request of the Person or Persons appointing such Manager pursuant to Section 8(b)(ii), and under no other circumstances (unless the Manager being removed is the President Manager, as a result of such individual ceasing to be the President of the Company, in which event the President Manager shall be removed from the Board automatically). Upon receipt of any such written request, the Board will promptly take all such actions as shall be necessary or desirable to cause the removal of such Manager. Any vacancy caused by any such removal shall be filled in accordance with Section 8(b)(x).

(x)    Vacancies. Any vacancy shall be filled at any time in accordance with Section 8(b)(ii). A Manager elected to fill a vacancy shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

(xi)    Managers. Each person named as a Manager herein or subsequently appointed as a Manager is hereby designated as a “manager” (within the meaning of the Act) of the Company and no single Manager shall have the power to bind the Company and the Board shall have the power to act only collectively in the manner specified herein.

(c)    Officers.

(i)    The Board may, from time to time as it deems advisable, employ and/or designate one or more persons to be officers of the Company (collectively, the “Officers”). Any Officer so designated shall have only such authority and perform only such duties as the Board may, from time to time, expressly delegate to them; provided, however, that such employment or delegation shall not relieve the Board of its responsibilities and obligations under this Agreement or under applicable law. In its sole discretion but subject to Section 9(a), the Board is authorized to compensate (either through a written employment contract or otherwise) such Officers for such service. Unless the Board otherwise determines, if the title assigned to an Officer of the Company is one commonly used for officers of a business corporation or a limited liability company, then the assignment of such title shall constitute the delegation to such officer of the authority and duties that are customarily associated with such office.

(ii)    Each Officer shall hold office for the term for which such Officer is designated and until his or her successor shall be duly designated and shall qualify, or until his or her death, resignation or removal as provided in this Agreement. Any person may hold any number of offices. The following persons are hereby appointed Officers of the Company:

Yoshihiro Suzuki	Chairman & CEO
Kurt Walter	President & COO
James Moore	Vice President & CFO
Kojiro Hatano	Executive Vice President & Secretary

(iii)    Except as set forth in a written agreement between the Company and the Officer, any Officer of the Company may be removed as such, with or without cause, by the Board at any time. Any Officer of the Company may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(iv)    Any vacancy occurring in any office of the Company may be filled by the Board.

9.    Conflicts of Interest; Duties.

(a)    Each Member recognizes that each other Member has or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company, and that each Member is entitled to carry on such other business interests, activities and investments, unless otherwise provided in the Master Transaction Agreement, the Wafer Supply Agreement or any other agreement or arrangement among or between the parties. No Member shall be obligated to devote all or any particular part of its time and effort to the Company and its affairs. Subject to the terms and conditions of the Master Transaction Agreement, the Wafer Supply Agreement or any other agreement or arrangement among or between the parties, each Member may engage in or possess an interest in any other business or venture of any kind, independently or with others, on its own behalf or on behalf of other entities with which it is affiliated or associated, and any Member may engage in such activities, whether or not competitive with the Company, without any obligation to offer any interest in such activities to the Company or any Member. Neither the Company nor any Member shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company, and such activities shall not be deemed wrongful or improper.

(b)    Notwithstanding any other provision of this Agreement or anything to the contrary existing at law, in equity or otherwise, to the fullest extent permitted by law, no Member or Manager in its capacity as a Member or Manager, as applicable, shall owe any fiduciary or similar duties, or have any liabilities related thereto, to the Company or any Member, provided, however, that the Managers and the Officers shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.

(c)    To the maximum extent permitted by applicable law, each Member hereby waives any claim or cause of action against each Manager, its Affiliates and its and their respective directors, officers, employees, agents and representatives for any breach of any fiduciary or similar duties to the Company or to the Members, other than those expressly provided for herein, including as may result from a conflict of interest, and indemnifies such Manager, its Affiliates and its and their respective directors, officers, employees, agents and representatives for any liabilities resulting from any claim brought by such Member or its Affiliates in violation of such waiver.

(d)    To the maximum extent permitted by applicable law, the provisions of this Agreement, to the extent that they restrict, eliminate or are inconsistent with the duties (including fiduciary duties) and liabilities of any Manager, any Officer, or any Member otherwise existing at law or in equity, are agreed by the Members to replace such duties and liabilities. Whenever in this Agreement a Manager or other person is permitted or required to make a decision or take an action in “good faith” or under another expressed standard, to the extent permitted by applicable law, the Manager or such other person shall act under such express standard, shall not be subject to any other, different or additional standard or duty (including any fiduciary duty, except as otherwise expressly set forth herein) and shall not be treated as or otherwise considered to have breached any duty (including any fiduciary duty, except as otherwise expressly set forth herein) as the result of acting in accordance with such standard.

10.    Reliance by Third Parties. The Board and the Officers, acting in the name of the Company and carrying on the business of the Company, shall have the exclusive authority to bind the Company. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Board and the Officers to bind the Company.

11.    Waiver and Indemnification. No Manager, Officer, Member, employee, agent or fiduciary of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or to any Member for any act or omission to act by such person within the scope of the authority conferred upon such person pursuant to this Agreement or the Act; provided, that (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company’s best interests, (ii) such action or omission does not constitute fraud, willful misconduct, bad faith, gross negligence or an intentional and material breach of this Agreement, and (iii) with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful, and the Company shall, and hereby does, indemnify and hold harmless each such person from and against all such damages to the fullest extent permitted by applicable law. No amendment to this Section 11 will impair the rights of any person arising at any time with respect to events occurring prior to such amendment. Notwithstanding anything to the contrary contained in this Agreement, no Member shall have any personal liability with respect to the indemnities set forth in this Section 11, and any such indemnities shall be satisfied solely out of the assets of the Company. To the fullest extent permitted by applicable law, if any portion of this Section 11 shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Member, Manager or Officer and may indemnify each employee or agent of the Company as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Section 11 that shall not have been invalidated.

12.    Withholding; Other Tax Matters.

(a)    The Company shall withhold distributions or portions thereof, or pay taxes on behalf of or with respect to any Member, if it is required to do so by any applicable rule, regulation, or law. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Company is required to withhold or pay with respect to any amount distributable under this Agreement to, or otherwise with respect to, such Member. Any amounts so withheld or paid on behalf of or with respect to a Member pursuant to this Section 12(c) shall be deemed to have been distributed to such Member, and to the extent such amounts paid by the Company with respect to a Member exceed the amount actually withheld by the Company at such time from distributions that otherwise would have been paid to such Member, such Member shall promptly reimburse the Company in cash for such excess. Without duplication of any such reimbursement that was actually already paid, each Member shall indemnify and hold harmless the Company and each other Member for any withholding or other similar tax paid by the Company or for which the Company is otherwise liable in respect of the indemnifying Member. Each Member that is a “United States person” within the meaning of Code Section 7701(a)(30) shall furnish the Company with a duly completed and executed Internal Revenue Service Form W-9, and each other Member shall furnish the Company with a duly completed and executed Internal Revenue Service Form W-8BEN-E (or other applicable form) claiming a reduction in or complete exemption from U.S. withholding tax with respect to any interest and dividends paid by the Company. In addition, each Member shall furnish the Company with such other information as is reasonably necessary for the Company to determine whether any withholding is required, and each Member shall promptly notify the Company if such Member determines at any time that it is subject to withholding relating to distributions from, or otherwise with respect to, the Company.

(b)    The taxable year of the Company shall be the same as the Company’s fiscal year, unless otherwise required by the Code. Subject to Section 8(a)(ii), the Board shall determine whether to make or revoke any available election of the Company pursuant to the Code.

13.    Limitation on Liabilities; Exculpation; Insurance.

(a)    Except as otherwise provided by the Act, no Member or Manager shall be bound by, or be personally liable for, the debts, expenses, liabilities or obligations of the Company unless such liabilities or obligations are expressly assumed by the Member or Manager in writing, and the liability of each Member shall be limited solely to the amount of its capital contribution to the Company required hereunder (including under Section 6(g)). Subject to any limitations provided under the Act, no distribution (or any part thereof) made to any Member in respect of its Membership Interest shall be deemed to be a return or withdrawal of its capital contribution. No Member shall be liable to the Company for any distribution, except as provided under the Act.

(b)    No Member or Manager shall be liable to the Company or any other Member or Manager for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or Manager in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Member or Manager by this Agreement, except that a Member or Manager shall be liable for any such loss, damage or claim incurred by reason of such Member or Manager’s gross negligence, willful misconduct or willful breach of this Agreement.

(c)    The Company shall maintain insurance, at its expense, to protect any Member, Manager or Officer against any loss, damage, claim or expense described in Sections 8(b)(vii), 11, and 19 whether or not the Company would have the power to indemnify such Member, Manager or Officer against such loss, damage, claim or expense under the provisions of Sections 8(b)(vii), 11, and 19.

14.    Transfers; Drag-Along Right; Tag-Along Right; Right of First Refusal.

(a)    Except as set forth in Section 14(b) and Section 14(c), no Member may, directly or indirectly, sell, exchange, transfer, hypothecate, negotiate, gift, convey in trust, pledge, assign, encumber, or otherwise dispose of (including by adjudication of such Member (or any equityholder thereof) as bankrupt, by assignment for the benefit of creditors, by attachment, levy or other seizure by any creditor (whether or not pursuant to judicial process), or by operation of law or by passage or distribution of Units or Membership Interests under judicial order or legal process) (each, a “Transfer”) its Units or Membership Interest in the Company, or any portion thereof, to any person without the prior written consent of the other Member, which consent may be withheld in such other Member’s sole and absolute discretion; provided, that the foregoing shall not preclude any sale, exchange, transfer, hypothecation, negotiation, gifting, conveyance, pledge, assignment, encumbrance, or otherwise disposition of any equity interests in (i) Allegro or (ii) Sanken Electric Co., Ltd. In the event of a Transfer in accordance with the foregoing provisions, the transferee shall be admitted as a Member in addition to or in substitution for the transferor Member only in accordance with Section 15 hereof. Transfers in violation of this Agreement shall be null and void and of no legal force or effect.

(b)    Permitted Transfers. Notwithstanding the foregoing Section 14(a), each Member shall be permitted to Transfer its Units or Membership Interests to an Affiliate of such Member, but subject to Sections 14(d), 14(e) and 15. For purposes of this Agreement, “Affiliate” means, with respect to a specified person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first specified person or entity.

(c)    Right of First Refusal.

(i)    During the term of this Agreement, in the event that a Member wishes to Transfer all or a portion of its Units to an unaffiliated third party (the “Offered Units”), such Member may do so only with the consent of the other Member in accordance with Section 14(a). If such consent is obtained pursuant to Section 14(a), the transferring Member shall obtain from the third party a bona fide written offer (the “Offer”) to purchase the Offered Units stating the terms and conditions, including the amount and form of consideration to be paid, upon which such purchase is made. Such Member shall deliver to the other Member written notice (the “Offer Notice”) of the proposed Transfer of its Offered Units, together with a copy of the Offer.

(ii)    Such non-transferring Member shall have the right (the “ROFR Right” and such Member, the “ROFR Member”), but not the obligation, for a period of forty-five (45) days (the “Offer Period”) following receipt of the Offer Notice to purchase all but not less than all of the Offered Units on the same terms and conditions as those in the Offer. To exercise such right, the ROFR Member shall notify the transferring Member in writing within the Offer Period of its election to purchase all of the Offer Units.

(iii)    In the event the ROFR Member does not elect to purchase all of the Offered Units within the Offer Period, but otherwise consents to the Transfer pursuant to Section 14(a), the Transferring Member shall be entitled to Transfer the Offered Units to the third party on the terms set forth in the Offer, subject however to the ROFR Member’s rights in Section 14(b). If the Transferring Member has not completed the sale of the applicable Units within 90 days following the ROFR Member’s election not to purchase the Offered Units, it shall not be permitted to thereafter sell such Offered Units without first complying with the provisions of this Section 14(c).

(d)    Other Transfer Restrictions. Notwithstanding anything to the contrary contained herein:

(i)    Any Member proposing to Transfer its Units shall give notice to the Board of such Transfer at least five (5) business days prior to such Transfer.

(ii)    No Member may Transfer its Units or any portion thereof unless such Units or any portion thereof are first registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

(iii)    All reasonable expenses, including attorneys’ fees, incurred by the Company in connection with the Transfer of Units or any portion thereof shall be paid or reimbursed by the transferring Member upon demand by the Board.

(iv)    No transferee shall become a Member unless such transferee becomes a Member in accordance with the provisions of Section 15, and any purported Transfer shall be void unless and until the Transferee so becomes a Member.

(e)    Overriding Provisions.

(i)    The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.

(ii)    All Transfers permitted under this Section 14 are subject to this Section 14(e).

(iii)    The Company shall promptly update its books and records to reflect any permitted Transfers of Units pursuant to this Section 14.

(f)    Involuntary Transfers. Any purported transfer of title or beneficial ownership of a Member’s Units upon default, bankruptcy, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Member (each, an “Involuntary Transfer”) shall be void unless the Member complies with this Section 14(f) and enables the other Member to exercise in full its rights hereunder. Upon the Involuntary Transfer, the Company shall have the right to purchase such Units pursuant to this Section 14(f) and the Person to whom such Units have been Transferred (the “Involuntary Transferee”) shall have the obligation to sell such Units in accordance with this Section 14(f). Upon the Involuntary Transfer, such Member shall promptly (but in no event later than two (2) days after such Involuntary Transfer) furnish written notice to the other Member indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the notice described in the preceding sentence, and for sixty (60) days thereafter, the other Member shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Units acquired by the Involuntary Transferee for a purchase price equal to the lesser of (a) the fair market value of such Unit and (b) the amount of the indebtedness or other liability that gave rise to the Involuntary Transfer plus the excess, if any, of the carrying value of such Units over the amount of such indebtedness or other liability that gave rise to the Involuntary Transfer.

15.    Admission of New Members; Additional Issuances. After the date hereof, and subject to the terms and conditions of this Agreement (including Section 6(e), Section 8(a)(ii) and Section 22(f)), additional persons may be admitted to the Company as Members (including by virtue of a Transfer of Membership Interests), new Membership Interests of any type, or any other debt or equity securities of the Company, including securities convertible into or exchangeable for equity securities of the Company, any equity or profit participation rights, or any rights, options or warrants to purchase any of the foregoing of the Company, may be created and issued to Members or non-Members, as determined by the Board on such terms and conditions as the Board may determine in its sole discretion, including the creation of different classes or groups of Members having different rights, powers and duties (but subject in all instances to Section 6(e), Section 8(a)(ii) and Section 22(f)). Any admission of a new Member (by virtue of an issuance or a Transfer of Membership Interests) shall be effective only after the new Member has executed and delivered to the Company a document including the new Member’s agreement to be bound in all respects by this Agreement. Following any issuance or Transfer approved in accordance with the terms hereof, the Board shall have the authority to amend Schedule 1 of this Agreement to reflect the updated register of Membership Interests.

16.    No Resignation. No Member may resign from the Company without the prior written consent of the Board. In the event of an approved resignation of a Member, such Member shall be entitled to receive only those distributions to which such Member is entitled under this Agreement that have been declared but are unpaid at the time of such Member’s resignation. Upon the resignation of any Member (whether under this Section 16 or otherwise), the Unit Percentages of all remaining Members shall automatically be adjusted.

17.    Certain Occurrences Respecting Members.

(a)    Generally. Unless otherwise provided hereunder, the (i) death, legal incompetency, dissolution, liquidation or termination, as the case may be, of a Member, or (ii) Transfer or attempted Transfer of a Member’s Membership Interest in violation of this Agreement (each such event, a “Termination Event” and to each such member to which such Terminating Event has occurred, a “Terminating Member”) shall not cause a dissolution of the Company.

(b)    Succession. Upon the occurrence of a Termination Event the rights of the Terminating Member to share in any gain or loss of the Company, to receive distributions of Company funds and to assign its Membership Interest in the Company shall, on the happening of the Termination Event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement. However, in no event shall such successor assignee become a Member without the consent(s) and the execution of the agreements required under Section 15 hereof.

18.    Dissolution; Liquidation. The Company will dissolve and its business and affairs will be wound up upon the written consent of the Members or the entry of a decree of judicial dissolution under the Act. Upon the dissolution of the Company, the affairs of the Company will be liquidated forthwith. In the dissolution of the Company: first, the assets of the Company will be used to pay or provide for the payment of all of the debts of the Company (including debts owed to Members), and second, the balance of the assets shall be distributed to the Members in accordance with their respective Unit Percentages.

19.    Waiver of Right of Partition and Appraisal Rights. Each of the Members does hereby agree to and does hereby waive any right it may have (whether as a Member, a dissociated member, or otherwise) to cause the Company’s property to be partitioned or divided among the Members or to file a complaint or institute any proceeding at law or in equity to cause the Company’s property to be partitioned or otherwise divided among the Members. No Member shall have any appraisal rights under the Act.

20.    Information Rights. The Company shall provide each Member with (a) monthly financial reporting, (b) quarterly financial statements of the Company for each of the first three fiscal quarters of each fiscal year, which shall be delivered within forty-five (45) days following the completion of each respective fiscal quarter, (c) annual financial statements of the Company for the most recently completed fiscal year, which shall be delivered within one hundred twenty (120) days following the completion of each respective fiscal year, and (d) advance written notice of any matters submitted to the Members (in their capacities as such) for a vote, consent, written resolution or other approval pursuant to this Agreement.

21.    Ratification. All acts, filings and other steps taken by any authorized person on behalf of the Company in connection with the formation of the Company, including without limitation the execution and filing of the Certificates and the execution and filing of a Form SS-4 Application for Employer Identification Number, with the Internal Revenue Service by any such person, are hereby ratified, confirmed and approved in all respects.

22.    Miscellaneous and Administrative Provisions.

(a)    Severability. Each of the provisions of this Agreement is to be read and interpreted separately. A question regarding the legality or constitutionality of any one paragraph or part thereof shall not affect any other paragraph or part thereof, and, if determined illegal or unconstitutional, the specific paragraph or part thereof shall be severed from this Agreement and the balance of the Agreement shall remain in full force and effect.

(b)    Governing Law; Dispute Resolution. The Company is established and shall be governed by the provisions of the Act; this Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflicts or choice of laws provisions that would cause the application of the domestic substantive laws of any other jurisdiction. Any party to this Agreement may seek remedies hereunder exclusively from the courts of the State of Delaware and of the United States sitting in New Castle County, Delaware, and each party hereto agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in such court. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of and venue in (and agrees not to object to the venue or claim inconvenient forum) such courts, and agrees that service of any process, summons, notice or document by U.S. registered mail to the address set forth in Section 22(c) hereof shall be effective service of process for any action, suit or proceeding brought against it in any such court. EACH PARTY TO THIS AGREEMENT IRREVOCABLE WAIVES SUCH PARTY’S RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION.

(c)    Notices. All notices to be delivered pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) ten (10) days after posting in the United States mail having been sent registered or certified mail return receipt requested, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when delivered by electronic mail communication, provided that the sender receives no evidence reasonably indicating delivery was unsuccessful, and provided further, that if such notice is sent after 5:00 p.m. local time at the location of the recipient, or is sent on a day other than a business day, such notice or communication shall be deemed given as of 9:00 a.m. local time at such location on the next succeeding business day, in each case, addressed to the Members at the addresses listed on the books of the Company, or at such other address as may have otherwise been specified by written notice. Whenever any notice is required to be given under the provisions of the Act, the Certificates or this Agreement, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

(d)    Headings; Gender; References. The headings used in this Agreement are used for convenience only and do not constitute substantive matter to be considered in construing the terms of this Agreement. Whenever the context of this Agreement so requires, words used in the masculine gender include the feminine and neuter; the singular includes the plural and the plural the singular. References to “Schedule” are, unless otherwise specified, to one of the Schedules attached to this Agreement, and references to an “Article” or a “Section” are, unless otherwise specified, to one of the Certificates or Sections of this Agreement. Each Schedule attached hereto and referred to herein is hereby incorporated herein by this reference.

(e)    Parties Bound; Entire Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, legal representatives, heirs, permitted successors and permitted assigns, and shall inure to the benefit of the parties hereto, and, except as otherwise herein expressly provided, their respective executors, administrators, legal representatives, successors and assigns. This Agreement, and the schedules, exhibits and appendices hereto, contain the entire understanding among the parties hereto relating to the subject matter hereof and supersede any other prior understandings or written or oral agreements with respect to the subject matter hereof.

(f)    Amendment. This Agreement may be amended only by an instrument in writing signed by the Company and each Member.

(g)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one agreement, but no counterpart shall be binding unless an identical counterpart shall have been executed and delivered by each of the other parties hereto.

(h)    Further Assurances. The parties agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the business of the Company.

Signature pages follow.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALLEGRO MICROSYSTEMS, INC.

By:	/s/ Ravi Vig
	Name:	Ravi Vig
	Title:	President & CEO

SANKEN ELECTRIC CO., LTD.

By:	/s/ Yoshihiro Suzuki
	Name:	Yoshihiro Suzuki
	Title:	Sr. Vice President

POLAR SEMICONDUCTOR, LLC

By:	/s/ Kurt Walter
	Name:	Kurt Walter
	Title:	COO Polar Semiconductor

[Signature Page to Polar Semiconductor LLC Agreement]

SCHEDULE 1

Member	Units	Unit Percentages
Sanken Electric Co., Ltd.	700 Common Units	70.00%
Allegro MicroSystems, Inc.	300 Common Units	30.00%

TOTAL	1,000 Units	100.00%

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EXHIBIT A

PLAN 5K

[XXX]

EXHIBIT C

SUPPLY AGREEMENT

[See attached].

[XXX] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT C

AMENDMENT 1 TO WAFER FOUNDRY AGREEMENT

This Amendment No. 1 (“Amendment”) is effective as of March 28, 2020 (“Amendment 1 Effective Date”) and amends the Wafer Foundry Agreement by and between Allegro MicroSystems, LLC (“Allegro”) and Polar Semiconductor, LLC (“PSL”) dated April 12, 2013 (as amended, the “Agreement”).

RECITALS

WHEREAS, Allegro and PSL entered into the Agreement whereby PSL agreed to manufacture and sell semiconductor wafers for Allegro and Allegro agreed to purchase such semiconductor wafers from PSL;

WHEREAS, pursuant to that certain Master Transaction Agreement dated March 25, 2020 (the “MTA”) by and among Allegro, Sanken Electric Co., Ltd. (“Sanken”) and PSL, Allegro and Sanken have agreed, among other things, to undertake a series of restructuring transactions to effect an organizational restructuring of certain of their affiliates and direct and indirect subsidiaries, including PSL;

WHEREAS, Allegro and PSL now wish to amend the Agreement to, among other things, extend the term of the Agreement, and update and amend the economic and commercial terms relating to PSL’s manufacture of semiconductor wafers for Allegro; and

WHEREAS, based on the Parties’ expectations for forecasted volumes pursuant to Plan 5K (as defined herein), by PSL’s fiscal year 2023 Allegro intends (subject to various factors, any of which may change) to target volume demand that will constitute approximately [XXX]% of the current integrated circuit products capacity of semiconductor wafers manufactured by PSL.

NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Definitions. Any capitalized terms used but not defined herein will have the meaning given to such term in the Agreement.

2.	Amendments to the Agreement.

a.	Section 3: Forecast, Purchase Orders, Delivery Performance, Expedited Delivery.

i.	The following is added to the beginning of Section 3.1:

“For general long-range planning purposes, Allegro will provide a rolling three-year forecast of the total Production Wafers required, by process technology, to be updated annually with the first update occurring at the end of Allegro fiscal year 2021. In addition”

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ii.	A new Section 3.8 will be added to the Agreement after Section 3.7 as follows:

“Committed Capacity. PSL will reserve supply capacity in order to be able to supply Allegro with up to one hundred and ten percent (110%) of Allegro’s forecasted volumes as provided to PSL pursuant to the first sentence of Section 3.1.”

iii.	A new Section 3.9 will be added as follows:

“Allegro agrees that it will purchase a minimum of ninety percent (90%) of its annual forecasted volumes for a fiscal year, calculated on a per-quarter basis (the “Minimum Purchase Quantity”). Unless otherwise agreed by the Parties, should the volume in a given PSL fiscal year fall below the Minimum Purchase Quantity for such year, Allegro agrees to pay PSL, within sixty (60) days following the end of the applicable year, an amount equal to the fixed (unburdened) direct cost per Production Wafer (as projected annually) multiplied by the difference between the actual number of Production Wafers for the impacted year and the Minimum Purchase Quantity (any such amount, the “Shortfall Amount”). As of the Amendment 1 Effective Date, the fixed cost of a Production Wafer is estimated to be [XXX]% of Production Wafer cost, subject to change by mutual written agreement as calculated during PSL’s annual financial planning process. Payment of the Shortfall Amount will be Allegro’s sole responsibility and liability in the event that Allegro fails to meet the Minimum Purchase Quantity. Allegro will have no obligation to pay the Shortfall Amount if PSL is unable for any reason to satisfy the Minimum Purchase Quantity at any time.”

b.	Section 4: Facility Visits, Audits, and Operational Reviews: The following is added as a new Section 4.2:

“In addition to PSL’s obligations set forth above in Section 2, Section 4.1 and in Appendix F, PSL will permit Allegro at Allegro’s election to place up to three quality assurance employees at Allegro’s expense on site at the PSL Bloomington Wafer Fab Facility or any successor facilities, with such employees remaining on Allegro’s payroll. PSL will permit any such employees to access the facilities and monitor PSL’s manufacturing services on Allegro’s behalf.”

c.	Section 6: Wafer/Mask Prices, Payment, and Invoices:.

i.	The first sentence of Section 6.1 will be deleted in its entirety and replaced with the following:

“The prices of Production Wafers, Engineering Wafers and Masks will be as set forth in Appendix C.”

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d.	Section 12: Term, Termination of Agreement and Bankruptcy:

i.	Section 12.1 will be deleted in its entirety and replaced with the following:

“The term of this Agreement will commence on the date first written above and continue until the three (3) year anniversary thereof, unless terminated earlier, pursuant to Sections 12.2, 12.3, or 12.4. The Agreement may be renewed for subsequent one (1) year periods by mutual written agreement of the Parties.”

e.	Section 17: Assignment: The following will be added to the end of Section 17.1:

“Upon (a) an assignment of this Agreement by PSL pursuant to the foregoing, or (b) a change of control of PSL, the acquiring entity will remain bound by the terms of this Agreement. Within forty-five (45) days following any such assignment or change of control of PSL, as applicable, Allegro will provide an updated non-binding long-term Wafer demand forecast (not to exceed five years of production). Thereafter, the assignee or acquiring entity, as applicable, will be obligated to fulfill the updated Wafer demand forecast in accordance with the terms of this Agreement and the provisions of Section 3.9 will no longer apply.”

f.	Appendix C: Appendix C to the Agreement will be replaced in its entirety with the Appendix C attached to this Amendment.

3.

No Other Changes. Except as modified by this Amendment, the Agreement will remain and continue in full force and effect. This Amendment will become part of the Agreement as if set forth in full therein, and references to the Agreement will be to the Agreement as amended.

4.	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts except that its conflict of laws principles will not be used.

5.

Entire Agreement. The Agreement (as amended) constitutes the entire agreement between the Parties regarding the subject matter of the Agreement and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent that they relate in any way to the subject matter of this Amendment. To the extent of any conflict or inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment will prevail.

6.

Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Amendment and any other documentation contemplated hereby may be executed by facsimile, photo or electronic signature and such facsimile, photo or electronic signature will constitute an original for all purposes.

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Date first above written.

Allegro MicroSystems, LLC

By:	/s/ Ravi Vig
Name:	Ravi Vig
Date:	President & CEO

Polar Semiconductor, LLC

By:	/s/ Kurt Walter
Name:	Kurt Walter
Date:	COO Polar Semiconductor

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Appendix C

Wafer Pricing

The Production Wafer prices for PSL fiscal year 2021 will be as set forth in Schedule 1 unless otherwise adjusted. Wafer prices for PSL fiscal years 2022 and beyond shall not exceed FY2021 wafer pricing, but will be adjusted downwards based on the achievement of improved efficiencies at the PSL Bloomington Wafer Fab Facility or any successor facilities. If utilization is improved by enabling increased production capacity pursuant to “Plan 5K” or any other plan to add increased production capacity or improve yields adopted by Polar at the PSL Bloomington Wafer Fab Facility or any successor facilities (currently targeted in fiscal year 2023), Wafer pricing will be adjusted downwards to share productivity improvements equitably between Sanken and Polar. If “Plan 5K” or similar plan is implemented, PSL will achieve an ASP reduction of [XXX]% to be implemented beginning immediately after the three (3)-month shipment average of [XXX] manufacturing alignments / week is achieved, but no later than the beginning of PSL fiscal year [XXX] if the Agreement is extended. The percentage ASP reduction may be different if a different productivity improvement plan is agreed by the Parties.

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Schedule 1

Plan 5K

[XXX]

EXHIBIT D

PRICING LETTER AGREEMENT

[See attached].

EXHIBIT D

March 28, 2020

Polar Semiconductor, LLC

2800 East Old Shakopee Road,

Bloomington, MN 55425

RE: FY21 Price Support for Wafers Manufactured by Polar for Sanken and Allegro

Dear Mr. Walter:

This letter (“Letter Agreement”) by and among Allegro Microsystems, LLC (“Allegro”), and Polar Semiconductor, LLC (“PSL,” and collectively with Allegro the “Parties,” and each a “Party”) governs certain rights and obligations of the Parties (or their affiliates, as applicable) relating to the price support for wafers manufactured by PSL in FY21 for Allegro pursuant to the Wafer Foundry Agreement, dated April 12, 2013 by and between PSL and Allegro (as amended, the “Allegro Foundry Agreement”).

During PSL’s fiscal year 2021, the Parties agree that, irrespective of whether or not Allegro meets the Minimum Purchase Quantity (as defined in the Allegro Foundry Agreement) during PSL’s fiscal year 2021, Allegro shall pay to PSL prior to the end of fiscal year 2021, a price support payment of $5,930,000 (the “True Up Amount”) either by cash payment or as a reduction of PSL’s existing debt obligations to Allegro, at Allegro’s option. If Allegro elects to reduce PSL’s existing debt obligations, the reduction shall be applied to the payment amount due from PSL to Allegro on March 28, 2022 under the Consolidated and Restructured Loan Agreement between the parties dated March 28, 2020. The Parties agree that the price support payment of $5,930,000 is Allegro’s sole obligation for True Up in FY2021 and there will be no True Up Amount payable by Allegro in PSL’s fiscal year 2022 or any fiscal year thereafter.

The rights and obligations set forth in this Letter Agreement shall immediately terminate upon the sale or transfer by Allegro of its ownership interest in PSL.

This Letter Agreement shall not constitute a waiver, amendment, or modification of any provision of any other agreement except to the extent set forth herein. This Letter Agreement shall be governed by the laws of the Commonwealth of Massachusetts. This Letter Agreement may be executed in counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument. A validly executed counterpart that is delivered by one Party to the other via electronic transmission will be valid and binding to the same extent as one delivered physically.

Each Party hereby confirms its acceptance of the terms and conditions set out above by executing this Letter Agreement.

Signed,

ALLEGRO MICROSYSTEMS, INC.

By:	/s/ Ravi Vig
Name:	Ravi Vig
Title:	President & CEO

Acknowledged and agreed:

POLAR SEMICONDUCTOR, LLC

By:	/s/ Kurt Walter
Name:	Kurt Walter
Title:	COO Polar Semiconductor

EXHIBIT E

TSA

[See attached].

[XXX] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT E

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of March 28, 2020 (the “Effective Date”) by and among Polar Semiconductor, LLC (“Polar”), Sanken Electric Co., Ltd. (“Sanken”) and Allegro MicroSystems, Inc. (“Allegro”).

RECITALS

WHEREAS, pursuant to that certain Master Transaction Agreement dated March 25, 2020 (the “MTA”) by and among Allegro, Sanken and Polar, Allegro and Sanken have agreed, among other things, to undertake a series of restructuring transactions to effect an organizational restructuring of certain of their affiliates and direct and indirect subsidiaries; and

WHEREAS, in connection with the transactions contemplated by the MTA, certain parties (each in its capacity as a recipient of services, a “Recipient”) desire that certain other parties (each in its capacity as a provider of services, a “Service Provider”) provide, or cause certain of their Affiliates to provide, to Recipient, certain transition services under the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and of good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and among the parties as follows:

1.    DEFINITIONS. The defined terms used in this Agreement shall have the meanings set forth in this Section 1 or as defined elsewhere in the Agreement, and capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth in the MTA.

1.1    “Affiliate” means any person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the party specified, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person (whether through ownership of voting securities, contract or otherwise). For purposes of this Agreement, no party shall be considered an Affiliate of any other party.

1.2    “Confidential Information” means any and all technical and non-technical information that a party provides or makes available to any other party, whether in written, oral, graphic or electronic form, that is marked or otherwise identified at the time of disclosure as confidential or proprietary, or that would reasonably be deemed in the context of its disclosure to be confidential or proprietary, including trade secrets, know-how, designs, schematics, bills of material, customer lists, vendor lists, employee and contractor information, techniques, processes, software, technical documentation, specifications, plans or any other information relating to any research project, work in process, future development, technology and product roadmaps, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to the disclosing party, its present or future products, services, sales, suppliers, customers, employees, investors or business.

1.3    “Force Majeure Event” means acts of God, fire, explosion, flood, earthquake, natural disaster, pandemic, epidemic, acts of war, terrorism, nuclear disasters, riots, embargoes, civil disorder, or any other similar event, to the extent that each such event is beyond the reasonable control of the party claiming relief under Section 10.10.

1.4    “Governmental Body” means any government or any agency, bureau, commission, court, department, official, political subdivision, tribunal, board or other instrumentality of any administrative, judicial, legislative, executive, regulatory, police or taxing authority of any government, whether supranational, national, federal, state, regional, provincial, local, domestic or foreign.

1.5    “Pass-Through Expenses” means the pre-agreed out-of-pocket expenses incurred by a Service Provider in the provision of Services to a Recipient and chargeable to a Recipient, if specified in a Service Schedule, but not including any overhead costs, profits or other mark-ups.

1.6    “Service” means a set of tasks that a Service Provider will perform for a Recipient as further specified in a Service Schedule.

1.7    “Service Schedule” means the written statements attached hereto as Schedule A, specifying the Services to be performed by a party.

1.8    “Third Party Claim” means any losses, costs, judgments, awards, claims, suits, liabilities, damages and other penalties (including reasonable attorneys’ fees) arising out of or resulting from any actions, suits, claims, proceedings or demands brought by any third party.

2.	SERVICES.

2.1    Services. During the Term, each Service Provider shall provide each applicable Recipient the applicable Services specified in the Service Schedule. Unless otherwise specified in the Service Schedule, Services shall be performed in a manner generally consistent with the manner such Services were provided by such Service Provider during the twelve (12) months preceding the date of this Agreement (the “Reference Period”). To the extent any of the provisions of a Service Schedule expressly conflict with a provision of this Agreement, the provision of this Agreement, the provisions of this Agreement will prevail unless the Service Schedule expressly states that it is intended to supersede the terms of the Agreement.

2.2    Limitations. Each Recipient acknowledges that the applicable Service Provider may be providing similar services or services that involve the same resources as those used to provide the Services hereunder, to its internal organizations, its Affiliates, and third parties. A Service Provider shall not be obligated to perform or cause to be performed any Service in a manner that is materially more burdensome (with respect to service quality or quantity) than analogous services provided by such Service Provider for or within its own organization or group during the Reference Period. A Service shall be deemed materially more burdensome if its usage or the resources necessary to provide the Service consistently exceed the usage or the resources required to provide such Service during the Reference Period, or if such Service Provider is required to hire additional employees, engage additional contractors or make capital investments in respect of such Service greater than the maximum number of employees or contractors providing such Services during the Reference Period.

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2.3    Modification of Services. The parties acknowledge that the scope or characteristics of the Services may change during the Term. Without limiting a party’s rights under Section 9, if a Service Provider desires to materially modify the scope or characteristics of an existing Service, it shall notify the applicable Recipient in writing of the requested modification, as well as the anticipated effects of the modification. The parties will discuss in good faith whether to implement the proposed modification; provided, however, that no modification will be implemented in the absence of written agreement between the affected parties to adopt the change by creating an amendment to the applicable Service Schedule. Each Service Provider reserves the right to unilaterally make reasonable modifications to the applicable Services in connection with changes to its internal organization in the ordinary course of business, such Service Provider’s policies and procedures or changes in applicable Law.

2.4    Third Party Consents. The parties shall use reasonable efforts to obtain any consent from a third party that is necessary in order for a Service Provider to provide any affected aspects of the Services. If any such consent is not obtained, such Service Provider shall use reasonable efforts to obtain a mutually agreed reasonable alternative arrangement to provide the relevant aspect of the Services sufficient for the purposes of the applicable Recipient. Any costs and expenses payable to third parties in connection with the procurement of any consents pursuant to this Section 2.4 shall borne by the applicable Recipient.

2.5    Subcontractors. The Services may be provided in whole or in part by Affiliates of a Service Provider or by third party subcontractors (each, a “Subcontractor”) selected by such Service Provider or its Affiliates, provided that such Service Provider shall remain responsible to the applicable Recipient for the performance of the Services and that any such Subcontractors are under a contractual obligation with such Service Provider (under terms and conditions at least as restrictive as those in this Agreement) to (a) hold any Confidential Information received from such Recipient in confidence and to not disclose such Confidential Information to third parties, and (b) to use and protect data of, or received from, such Recipient to the extent required by this Agreement.

2.6    Good Faith Cooperation. The parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation will include, at a Recipient’s reasonable request in addition to, and without limiting any other obligations set forth in this Agreement, providing reasonable assistance and information to such Recipient in connection with such Recipient’s drafting of a plan to migrate responsibility for performance of the Services from a Service Provider and/or its agents to itself or such Recipient’s own agents and carrying out such Service Provider’s responsibilities under such plan.

2.7    Parties’ Obligations. Each party agrees to co-operate with the other party, including by delivering to the other party such information, materials, and assistance as are reasonably required or requested by such party in connection with the performance and receipt of the Services and within such reasonable time limits as the requesting party shall from time to time prescribe. Each party and any Subcontractors shall be able to rely upon the actions of or written

3

notice, information or materials supplied by the other party, without further inquiry as to whether such party’s representative had authority to take any such action or make any such notice or provide such information or materials.

2.8    Access to Systems. If a Recipient or a Service Provider is given access, whether on site or through remote access, to the computer systems, electronic data storage systems, or software (collectively, the “Systems”) of such Service Provider or Recipient, as applicable, in connection with the receipt or provision of Services, they shall comply with the applicable system security policies, information technology procedures, and user terms and requirements of the owner or operator of the Systems. Each Service Provider or Recipient, as applicable, shall access and use only those Systems for which such Service Provider or Recipient, as applicable has been granted access and shall use such Systems solely for the purpose of providing or receiving the applicable Services. Each Recipient or Service Provider, as applicable, shall not and shall cause each of its Affiliates and Subcontractors not to (a) break, bypass or circumvent, or attempt to break, bypass or circumvent, any security system of the owner or operator of the System or obtain access to any program or data other than that to which access has been specifically granted by a Service Provider or Recipient, as applicable, or (b) knowingly or by reason of its gross negligence, introduce any computer virus or other malicious code into the information technology systems, software or hardware of such Systems.

2.9    Access to Facilities. If a Recipient or a Service Provider is given access to the facilities or equipment (collectively, the “Facilities”) of a Service Provider or Recipient, as applicable, in connection with the receipt or provision of Services, they shall comply with the applicable Facility policies, operating instructions, and other procedures (including all procedures and instructions related to safety, security and access) as provided by the owner or operator of the Facilities. A Service Provider may only access and use the Facilities of a Recipient for purposes of providing the applicable Services. A Recipient may only access and use the Facilities of a Service Provider for purposes of receiving the applicable Services.

3.	MANAGEMENT.

3.1    Allegro Coordinator. Allegro will appoint an employee of Allegro (the “Allegro Coordinator”) who shall (a) have overall, day-to-day responsibility during the applicable Service Period (as defined in the Service Schedule) for managing and coordinating the delivery of the Services; (b) subject to the supervision of Allegro management, be authorized to act for and on behalf of Allegro with respect to all matters relating to such Service; and (c) be the primary contact with the Polar Coordinator and the Sanken Coordinator (as defined below). The Allegro Coordinator or Allegro Coordinator’s designees will coordinate and consult with the Polar Coordinator and the Sanken Coordinator, as applicable. Allegro may, at its discretion, and upon written notice to the other parties, designate other or additional individuals to serve in these capacities during the applicable Service Period.

3.2    Polar Coordinator. Polar will appoint an employee (the “Polar Coordinator”) who shall (a) have overall, day-to-day responsibility during the applicable Service Period for managing and coordinating the delivery and receipt of the Services; (b) subject to the supervision

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of Polar management, be authorized to act for and on behalf of Polar with respect to all matters relating to this Agreement; and (c) be the primary contact with the Allegro Coordinator and Sanken Coordinator, as applicable. The Polar Coordinator or the Polar Coordinator’s designees will coordinate and consult with the Allegro Coordinator and the Sanken Coordinator, as applicable. Polar may, at its discretion, and upon written notice to the other parties, designate other or additional individuals to serve in these capacities during the applicable Service Period.

3.3    Sanken Coordinator. Sanken will appoint an employee (the “Sanken Coordinator”) who shall (a) have overall, day-to-day responsibility during the applicable Service Period for managing and coordinating the receipt of the Services; (b) subject to the supervision of Sanken management, be authorized to act for and on behalf of Sanken with respect to all matters relating to this Agreement; and (c) be the primary contact with the Allegro Coordinator and the Polar Coordinator, as applicable. The Sanken Coordinator or the Sanken Coordinator’s designees will coordinate and consult with the Allegro Coordinator and the Polar Coordinator, as applicable. Sanken may, at its discretion, and upon written notice to the other parties, designate other or additional individuals to serve in these capacities during the applicable Service Period.

4.	PERSONNEL.

4.1    Personnel. Each Service Provider agrees to use commercially reasonable efforts to make available such Service Provider’s (or its Affiliates’) employees and agents as are reasonably required to provide each of the Services, including any personnel specified in the applicable section of the applicable Service Schedule (the “Service Personnel”).

4.2    Responsibility for Service Personnel. All Service Personnel will be deemed to be employees or representatives solely of the applicable Service Provider (or its Affiliates or Subcontractors, as applicable) for purposes of all compensation and employee benefits and not to be employees or representatives of a Recipient. Service Personnel will be under the direction, control, and supervision of such Service Provider, and such Service Provider will have the sole right to exercise all authority with respect to the employment, termination, assignment, and compensation of such Service Personnel. Such Service Provider (or its Affiliates or Subcontractors, as applicable) will be solely responsible for payment of (a) all income, disability, withholding, and other employment taxes and (b) all medical benefit premiums, vacation pay, sick pay, or other fringe benefits for any employees, agents, or contractors of such Service Provider who perform the Services, unless otherwise set forth in a Service Schedule.

5.	FEES AND PAYMENT.

5.1    Fees. In consideration of the Services provided hereunder, each applicable Recipient shall pay to the applicable Service Provider the fees set forth on Schedule A during the Term to the extent that the applicable specific Services have not been earlier terminated in accordance with Section 9.

5.2    Expenses. Each Recipient shall be responsible for Pass-Through Expenses incurred by the applicable Service Provider after obtaining such Recipient’s consent (such consent not to be unreasonably withheld) and invoiced to such Recipient in accordance with Section 5.3.

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5.3    Payment; Invoices. To the extent any Pass-Through Expenses are incurred in accordance with Section 5.2, the applicable Service Provider will, within thirty (30) days after the end of each calendar month, submit an invoice to the applicable Recipient for any amounts payable by such Recipient for the previous month itemizing the fees and Pass-Through Expenses payable and to which Service each is applicable.

5.4    Taxes.

(a)    If the provision or receipt of Services or the relationship created between the affected parties under this Agreement gives rise to any sales, use, gross receipts, excise, value-added, personal property, services or other similar taxes (but in each case, excluding any taxes based on the applicable Service Provider’s income, profits or gains), then such non-excluded taxes shall be the responsibility of the applicable Recipient.

(b)    On or before the Effective Date (and thereafter upon a reasonable request), (i) each Service Provider shall deliver to the applicable Recipient a duly completed and executed Internal Revenue Service Form W-9 and (ii) each Recipient shall deliver to the applicable Service Provider a duly completed and executed Internal Revenue Service Form W-9.

5.5    Records. Each Service Provider shall maintain true and correct records of all receipts, invoices, reports and such other documents relating to the applicable Services hereunder in accordance with its standard accounting practices and procedures, consistently applied. Except as otherwise set forth in a Service Schedule, each Service Provider shall retain such accounting records and make them available to the applicable Recipient’s authorized representatives and auditors for a period of not less than one (1) year from the closing of each calendar year; provided, however, that such Service Provider may, at its option, transfer such accounting records to the applicable Recipient upon termination of an applicable Service under this Agreement.

6.	CONFIDENTIALITY.

6.1    Obligations. Each party (a “Receiving party” or a “Disclosing party”) will maintain in confidence all Confidential Information disclosed to it by a Disclosing party. Each Receiving party agrees not to use, disclose, or grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, each Receiving party agrees to disclose the Confidential Information of the Disclosing party only to such Receiving party’s employees, agents, or Subcontractors who need to know such Confidential Information for the purposes of this Agreement and agrees to obtain prior agreement from its employees, agents, or Subcontractors to whom disclosure is to be made to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement. Each Receiving party agrees to use at least the same standard of care as it uses to protect its own most Confidential Information to ensure that such employees, agents, or Subcontractors do not disclose or make any unauthorized use of such Confidential Information, but in no event less than reasonable care. The Receiving party will promptly notify the Disclosing party upon discovery of any unauthorized use or disclosure of the Confidential Information.

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6.2    Exceptions. The obligations of confidentiality contained in this Section 6 will not apply to the extent that it can be established by the Receiving party beyond a reasonable doubt that such Confidential Information: (a) was already known to the Receiving party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving party in breach of this Agreement; (d) was disclosed to the Receiving party, other than under an obligation of confidentiality, by a third party who had no obligation to the Disclosing party not to disclose such information to others; or (e) was developed independently by the Receiving party without any use of the Disclosing party’s Confidential Information.

6.3    Government Obligations. A Receiving party will not be considered to have breached its obligations under this Section 6.3 for disclosing Confidential Information of a Disclosing party to the extent required to satisfy any legal requirement of a Governmental Body, provided that promptly upon receiving any such request, and to the extent that it may legally do so, such party: (a) advises the Disclosing party prior to making such disclosure in order that the Disclosing party may object to such disclosure, take action to ensure confidential treatment of the Confidential Information, or take such other action as it considers appropriate to protect the Confidential Information; and (b) uses reasonable efforts to not disclose Confidential Information that is not required to satisfy such legal requirement.

6.4    Duration. The obligations under this Section 6 shall apply with respect to any Confidential Information for a period of two (2) years from the date of disclosure of such Confidential Information to the Receiving party, unless, with respect to any particular Confidential Information, the Disclosing party in good faith notifies the Receiving party that a longer period shall apply, in which case the obligations under this Section 6 with respect to such Confidential Information shall apply for such longer period.

7.	LIMITED WARRANTIES; WARRANTY DISCLAIMER.

7.1    Authority. Each of the parties hereby represents and warrants to the other that it is duly authorized and empowered to execute, deliver and perform this Agreement, and that such action does not conflict with or violate any provision of Law, policy, contract, deed of trust, or other instrument to which it is a party or by which it is bound and that this Agreement constitutes a valid and binding obligation of it enforceable in accordance with its terms.

7.2    Compliance with Laws. In performing its duties under this Agreement, each of the parties shall at all times comply with all international, federal, state, and local Laws and shall not engage in any illegal or unethical practices, including the Foreign Corrupt Practices Act of 1977 (or any applicable foreign equivalents) and any anti-boycott Laws, as amended, and any implementing regulations.

7.3    Disclaimer of Warranties. EACH PARTY ACKNOWLEDGES THAT NONE OF THE SERVICE PROVIDERS IS IN THE BUSINESS OF PROVIDING THE APPLICABLE SPECIFIED SERVICES TO THIRD PARTIES AND EACH SERVICE PROVIDER IS ENTERING INTO THIS AGREEMENT AS AN ACCOMMODATION TO EACH RECIPIENT

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IN CONNECTION WITH THE MTA. THEREFORE, EXCEPT AS OTHERWISE SET FORTH IN A SERVICE SCHEDULE, NO SERVICE PROVIDER MAKES ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES, OR GUARANTEES RELATING TO THE SERVICES TO BE PROVIDED HEREUNDER OR THE QUALITY OR RESULTS OF THE SERVICES. ALL SERVICES PROVIDED HEREUNDER ARE PROVIDED ON AN “AS IS” BASIS, WITHOUT ANY WARRANTY OF ANY KIND. WITHOUT LIMITING THE FOREGOING, EACH SERVICE PROVIDER HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

8.	LIMITATION OF LIABILITY.

EXCEPT TO THE EXTENT SET FORTH OTHERWISE IN A SERVICE SCHEDULE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT WITH RESPECT TO BREACHES OF CONFIDENTIALITY, (A) IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY HEREUNDER FOR ANY LOST PROFITS OR FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND (B) IN NO EVENT SHALL A PARTY’S CUMULATIVE LIABILITY TO ANY OTHER PARTY ARISING OUT OF THIS AGREEMENT EXCEED THE TOTAL AMOUNT OF FEES SUCH PARTY RECEIVED OR PAID, AS APPLICABLE, UNDER THE APPLICABLE SERVICE SCHEDULE GIVING RISE TO THE LIABILITY. Each party agrees that in the absence of the aforementioned limitations of liability, the terms of this Agreement would be substantially different.

9.	TERM AND TERMINATION.

9.1    Term. The term of this Agreement shall commence on the Closing and shall continue for twelve (12) months unless extended by written agreement by the parties or terminated earlier pursuant to Sections 9.2- 9.4 (the “Term”). The parties may mutually agree, on an annual basis in advance of the expiration of the then-current Term, to extend the Term for an additional twelve (12) months.

9.2    Termination for Convenience. Except as otherwise set forth in the applicable Service Schedule, a Recipient may terminate a specific Service prior to the end of the Term by providing the applicable Service Provider with no less than sixty (60) days written notice unless a different period is set forth in the applicable Service Schedule.

9.3    Termination for Cause.

(a)    A Service may be terminated by the applicable Recipient if the applicable Service Provider materially breaches any provision of this Agreement or applicable Schedule and such Service Provider fails to cure such breach within thirty (30) days after receipt written notice from the applicable Recipient describing such breach.

8

(b)    A Service may be terminated by the applicable Service Provider if the applicable Recipient materially breaches any provision of this Agreement or applicable Service Schedule and such Recipient fails to cure such breach within thirty (30) days after receipt written notice from the applicable Service Provider describing such breach.

9.4    Other Rights of Termination. Each party, in its capacity as Service Provider or Recipient, as applicable, may immediately terminate an applicable Service if: (a) another party, in its capacity as Service Provider or Recipient of the applicable Service is not able to pay its debts in the ordinary course of business, or shall admit in writing to its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or any proceeding having sufficient legal and factual grounds shall be instituted by or against such party seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization, or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and such proceeding shall not be stayed or dismissed within sixty (60) days from the date of institution thereof, or (b) another party, in its capacity as Service Provider or Recipient of the applicable Service takes any corporate action to authorize any of the actions set forth in clause (a) above.

9.5    Effect of Termination. If a Service Schedule or this Agreement is terminated, the applicable Service Provider(s) shall have no further obligation to continue offering the applicable Services and each applicable party shall return any Confidential Information of the other in its or their possession or control received in the performance or receipt of such Services hereunder.

9.6    Survival. Sections 1, 5.5, 6, 7, 9 and 10 of this Agreement shall survive any expiration or termination of this Agreement. In the event of termination, any amount outstanding and payable by a Recipient as of the date of the termination shall remain payable by such Recipient and due immediately upon termination.

10.	MISCELLANEOUS.

10.1    Relationship of the Parties. For purposes of this Agreement, the parties shall at all times be deemed to be independent contractors. It is agreed and understood that no party is the agent, representative or partner of any other party and no party has any authority or power to bind or contract in the name of or to create any liability against any other party in any way or for any purpose pursuant to this Agreement. Nothing contained in this Agreement shall be construed to give a party the power to direct and control the day-to-day activities of any other, constitute the parties as partners, joint venturers, principal and agent, employer and employee, co-owners, or otherwise as participants in a joint undertaking, or allow any party to create or assume any obligation on behalf of any other party for any purpose whatsoever.

10.2    No Third-Party Rights. This Agreement is not intended, and will not be construed, to create any rights in any parties other than the parties hereto, and no person may assert any rights as third-party beneficiary hereunder, including the directors, officers and employees of Polar, Sanken or Allegro.

9

10.3    Assignment. No Recipient may assign this Agreement or any part hereof without the prior written consent of the applicable Service Provider and any such transfer without prior written consent shall be null and void from the beginning. Nothing shall limit a Service Provider’s right to assign its responsibilities as a Service Provider under this Agreement without consent. Subject to the foregoing, upon any assignment by a party this Agreement shall be binding upon and inure to the benefit of the other parties and their permitted successors and assigns.

10.4    Waiver; Amendment. Neither this Agreement nor any provision hereof shall be waived, amended, modified, changed, discharged or terminated except by an instrument in writing executed by the parties.

10.5    Notices. All notices, requests, demands and other communications to any party or given under this Agreement shall be in writing. Any notice, request, demand and other communication hereunder shall be deemed duly delivered (a) two (2) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after it is sent for next Business Day delivery via overnight courier, (c) in the case of facsimile, when sent to the recipient via facsimile or (d) in the case of electronic mail, on the earlier of (i) when receipt is confirmed by the recipient and (ii) one (1) Business Day after it is sent to the intended recipient, in each case to the intended recipient as set forth below:

If to Polar, to:

Polar Semiconductor, LLC

2800 East Old Shakopee Road

Bloomington, MN 55425

Attn: Kurt Walter

Email: [***]

If to Allegro, to:

Allegro MicroSystems, Inc.

955 Perimeter Road

Manchester, NH 03103

Attn: Richard Kneeland; Gary Pepka

Email: [***]

[***]

Facsimile: [***]

If to Sanken, to:

Sanken Electric Co. Ltd.

3-6-3 Kitano Niiza-Shi,

Saitama-Ken, Japan 352-8666

Attn: Yoshihiro Suzuki

Email: [***]

10

10.6    Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any governmental authority, such determination shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect.

10.7    Export Control Regulations. The rights and obligations of the parties under this Agreement shall be subject in all respects to United States Laws as shall from time to time govern the license and delivery of technology abroad, including the United States Foreign Assets Control Regulations, Transaction Control Regulations and Export Control Regulations, as amended, and any successor legislation issued by any United States government agency or department including, but not limited to, the Department of State, the Department of Commerce, the Department of Treasury, International Trade Administration, or Office of Export Licensing.

10.8    Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflicts provision thereof.

10.9    Force Majeure. No party will be liable to any other party for any delay or non-performance of its obligations under this Agreement arising from any Force Majeure Event, provided that the affected party (a) promptly notifies the other party in writing of the cause of the delay or non-performance and the likely duration of the delay or non-performance, and (b) uses commercially reasonable efforts to limit the effect of that delay or non-performance on the other party.

10.10    Interpretation. As used in this Agreement, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. Unless otherwise expressly provided in this Agreement (a) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, (b) article, section, subsection, schedule and exhibit references are references with respect to this Agreement unless otherwise specified, (c) all references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement, (d) the term “any” means “any and all,” and (e) the term “or” shall not be exclusive and shall mean “and/or”. Unless the context otherwise requires, the term “including” will mean “including, without limitation.” The headings in this Agreement and in the Exhibits are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. This Agreement was negotiated among legal counsel for the parties and any ambiguity in this Agreement shall not be construed against the party that drafted this Agreement.

10.11    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart to this Agreement by facsimile or PDF file will be deemed to be delivery of an original executed counterpart to this Agreement.

10.12    Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire understanding among the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

11

[Remainder of page intentionally left blank; signature page follows]

12

IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

POLAR SEMICONDUCTOR, LLC

By:	/s/ Kurt Walter
	Name:	Kurt Walter
	Title:	COO Polar Semiconductor

ALLEGRO MICROSYSTEMS, INC.

By:	/s/ Ravi Vig
	Name:	Ravi Vig
	Title:	President & CEO

SANKEN ELECTRIC CO. LTD

By:	/s/ Yoshihiro Suzuki
	Name:	Yoshihiro Suzuki
	Title:	Sr. Vice President

[Signature Page to Transition Services Agreement]

SCHEDULE A

SERVICE SCHEDULE

I.	HR and Legal Services.

1.	Parties:

•	Service Provider: Allegro MicroSystems, LLC (“AML”)

•	Recipient: Polar Semiconductor, LLC (“Polar”)

2.	Service Period: Twelve (12) months from the Closing (subject to extension or earlier termination pursuant to Section 9 of the Agreement).

3.	Service Description:

•

Legal: Allegro will provide responses to ordinary course questions that Polar may have regarding internal matters related to human resources and compliance issues. These Services will be provided in substantially the same manner as performed by Allegro on Polar’s behalf prior to the Effective Date. Litigation is not included in these Services. Such Services will only be provided by internal Allegro resources and Allegro is under no obligation to use any outside counsel to perform these Services.

•

HR: Allegro will provide reasonable assistance with employment and employee benefits questions that may arise in the ordinary course at Polar. These Services will be provided in substantially the same manner as performed by Allegro on Polar’s behalf prior to the Effective Date.

4.	Fees: $50,000 annually, invoiced to Polar quarterly

II.	Sanken Products Sold in North America and South America, including Puerto Rico - Transition Services.

1.	Parties:

•	Service Provider: Allegro MicroSystems, LLC (“AML”)

•	Service Recipient: Polar

2.	Service Period: Six (6) months from the Closing (subject to extension or earlier termination pursuant to Section 9 of the Agreement).

3.	Service Description:

•

During the six (6) months following the Closing (the “Service Period”), AML shall, if required, maintain sufficient staff to provide various supply chain and accounting services supporting the sales of Sanken Products currently provided to Sanken by AML in North America and South America, including Puerto Rico during the Reference Period in the manner provided during the Reference Period (the “Services”).

•

For such time as any employees of AML are providing the Services to Polar and its affiliates during the Service Period (the “Service Employees”), AML shall be solely responsible for the cost of all wages, bonuses, incentives, employee benefits and other compensation, benefits and perquisites, including any severance or similar costs and worker’s compensation, and the applicable employer taxes relating thereto (collectively, the “Employee Costs”), in any case, incurred by AML in connection with the Services during the Service Period and (ii) Polar shall promptly reimburse AML for such Employee Costs in accordance with Section II(4) below.

•

Polar may elect to offer employment to and relocate at its own cost AML Service Employees performing Services from AML’s Sanken product team to its own facilities. To the extent that Polar does not offer employment to any such AML Service Employee on or prior to the completion of the Service Period, Sanken will be responsible for all severance expenses.

4.	Fees:

•	The Transition Services provided by AML hereunder shall be provided on a cost plus 10% basis, invoiced monthly, which includes all attributable costs.

•

Variable costs incurred as part of the Transition Services, such as freight and duties, are not included in the monthly fixed cost billing and as such will be invoiced separately on a monthly basis at cost plus 10%.

•	Polar shall promptly reimburse AML within thirty (30) days following receipt of any invoice.

III.	Sanken Products Sold in Europe - Transition Services.

1.	Parties:

•	Service Provider: Allegro MicroSystems Europe Ltd. (“AME”) (on behalf of Polar)

•	Service Recipient: Polar

2.	Service Period: Nine (9) months from the Closing (subject to extension or earlier termination pursuant to Section 9 of the Agreement).

3.	Service Description:

•

During the months (9) months following the Closing (the “Service Period”), AME shall, on behalf of Polar, if required, maintain sufficient staff to provide various legal, human resource, supply chain, and accounting/payroll services supporting the sales of Sanken Products currently provided to Sanken by AME in Europe during the Reference Period in the manner provided during the Reference Period (the “AME Services”).

•	For such time as any employees of AME are providing the Services to Polar and its affiliates during the Service Period (the “AME Employees”), Sanken shall be solely responsible for the cost of all wages, bonuses, incentives, employee benefits and other compensation, benefits and perquisites, including any severance or similar costs and worker’s compensation, and the applicable employer taxes relating thereto (collectively, the “Employee Costs”), in any case, incurred by AME in connection with the Services during the Service Period and (ii) Polar shall promptly reimburse AME for such Employee Costs in accordance with Section II(4) below.

•

Polar may elect to offer employment to and relocate at its own cost AME Service Employees performing Services from AME’s Sanken product team to its own facilities. To the extent that Polar does not offer employment to any such AME Service Employee on or prior to the completion of the Service Period, Sanken will be responsible for all severance expenses.

4.	Fees:

•	The Transition Services provided by AME hereunder shall be provided on a cost plus 10% basis, invoiced monthly, which includes all attributable costs.

•

Variable costs incurred as part of Transition Services, such as freight and duties are not included in the monthly fixed cost billing and as such will be invoiced separately on a monthly basis at cost plus 10%.

•	Polar shall promptly reimburse AME within thirty (30) days following receipt of any invoice.

IV.	Accounting Transactions Associated with the Services Performed Pursuant to Sections (II) and (III):

The following is a summary of the accounting transactions relating to Sanken Product inventory owned by Allegro and/or its Affiliates pursuant to the termination of the Distribution Agreement between Sanken and Allegro, dated July 5, 2007 and amended on April 1, 2013 and again on April 1, 2015 (the “Allegro-Sanken Distribution Agreement”), the establishment of a new Distribution Agreement between Sanken and Polar dated March 28, 2020 (the “Sanken-Polar Distribution Agreement”) and the Services performed pursuant to Sections (II) and (III) above:

•	Transaction #1:

•

March 28, 2020: Sanken assumes liability for Allegro’s net assets and liabilities under the Allegro-Sanken Distribution Agreement on March 28, 2020 upon the termination of the Allegro-Sanken Distribution Agreement

•	Transaction #2:

•	March 28, 2020: The Sanken–Polar Distribution Agreement becomes effective on March 28, 2020

•

March 28, 2020: This Transition Services Agreement becomes effective requiring AML and AME to provide specific services to support the Sanken distribution business, pursuant to sections II and III above.

•

March 28, 2020: Polar, pursuant to this Transition Service Agreement, assumes the assets and liabilities assumed by Sanken from Allegro on March 28, 2020 through a transfer of such net assets and liabilities from Sanken

•	Transaction #3

•

Date to be Determined: Upon the termination or expiration of thie Services performed in Sections (II) and (III) above under this Transition Service Agreement, the adjusted balance of the net assets/liabilities related to the Sanken – Allegro Distribution Agreement is settled between AML and Polar, and AME and Polar, respectively.

V.

Additional Agreements. Prior to the expiration of the transition service period set forth in Section II.2 of this Exhibit A, Sanken may elect to enter into a separate sales representative agreement with Allegro at a [XXX]% commission basis of sales within the territory under customary sales representative terms. As part of this sales representative agreement, Allegro will facilitate the sales of Sanken products in the selected territory(ies).

EXHIBIT F

IP AGREEMENTS

[See attached].

[XXX] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT F

March 28, 2020

Sanken Electric Co., Ltd.

3-6-3 Kitano Niiza-Shi,

Saitama-Ken, Japan 352-8666

Polar Semiconductor, LLC

2800 East Old Shakopee Road,

Bloomington, MN 55425

RE: Consolidation of Technology Agreements among Allegro, Sanken and Polar Entities

Dear Mr. Walter and Mr. Suzuki:

This letter (“Letter Agreement”) confirms the agreement by and among Allegro Microsystems, LLC (“Allegro”), Sanken Electric Co., Ltd (“Sanken”) and Polar Semiconductor, LLC (“Polar,” and collectively with Allegro and Sanken, the “Parties,” and each a “Party”) with respect to certain rights and obligations of the Parties (or their affiliates, as applicable) relating to the agreements listed on Schedule 1 hereto (the “Technology Agreements”), and is executed as part of the organizational restructuring of certain of the Parties’ affiliates and direct and indirect subsidiaries. Notwithstanding anything to the contrary set forth in any of the agreements in Schedule 1, and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Polar Assignment of Intellectual Property to Allegro and Sanken.

a.

Regarding the technologies, including but not limited to recipes, masks, test structures, component designs, PDKs, and process sequences (collectively, “Technologies”) listed in Section 1 of Schedule 2 hereof and any derivatives, subsequent routing versions and any other intellectual property related to such Technologies, in each case along with any and all intellectual property rights relating thereto (collectively, the “Allegro IP”), the Parties agree that, as among the Parties, Allegro is the sole owner of the Allegro IP. Additionally, any manufacturing process technology developed by Polar that was, is, or is contemplated to be, primarily used by or for Allegro, shall be considered Allegro IP. Consistent with this intent, to the extent not already assigned pursuant to the terms of the Technology Agreements (i) Polar hereby assigns any and all of its right, title and interest in and to the Allegro IP to Allegro free and clear of any encumbrances and (ii) Polar hereby assigns all Technologies and all related intellectual property rights relating to the design, manufacture, use and support of magnetic sensors (the “Sensor IP”) to Allegro.

b.

Regarding the Technologies listed in Section 2 of Schedule 2 hereof and any derivatives, subsequent routing versions and any other intellectual property related to such Technologies, in each case along with any intellectual property rights relating thereto (collectively, the “Sanken IP”), as among the Parties, the Parties agree that Sanken is the sole owner of the Sanken IP. Additionally, any manufacturing process technology developed by Polar that was, is, or is contemplated to be, primarily used by or for Sanken, shall be considered Sanken IP. Consistent with this intent, to the extent not already assigned pursuant to the Technology Agreements, Polar hereby assigns any and all of its right, title and interest in and to the Sanken IP to Sanken, free and clear of any encumbrances.

c.

Regarding the Technologies listed in Section 3 of Schedule 2 hereof and any derivatives, subsequent routing versions, any MOSFET developments under the Amendment to the Discrete Technology Development Agreement, among Polar Semiconductor, LLC, Allegro MicroSystems, Inc. and Sanken Electric Company, Ltd, dated June 15, 2018, and any other intellectual property related to such Technologies, in each case along with any intellectual property rights relating thereto (collectively, the “Joint IP”), the Parties agree that, as among the Parties, Allegro and Sanken jointly own the Joint IP. Additionally, any manufacturing process technology developed by Polar that was, is, or is contemplated to be used by Allegro and Sanken that is not Allegro IP or Sanken IP pursuant to paragraphs (a) and (b) above, shall be considered Joint IP. Consistent with this intent, to the extent not already assigned pursuant to the Technology Agreements, Polar hereby assigns all of its right, title and interest in and to the Joint IP to Allegro and Sanken jointly free and clear of any encumbrances. To the extent that any of the intellectual property rights described in the first sentence above constitute Sensor IP, such Sensor IP shall continue to be owned solely by Allegro.

d.

The Parties agree that, as among the Parties, the Technologies listed in Section 4 of Schedule 2 hereof and any derivatives, subsequent routing versions and any other intellectual property related to such Technologies, in each case along with any intellectual property rights relating thereto (collectively, the “Polar IP”) shall, as among the Parties, continue to be owned solely by Polar.

e.

Notwithstanding anything to the contrary in Sections 1(a) through 1(d) of this Letter Agreement, to the extent that Polar has developed any manufacturing technology including, without limitation, manufacturing technology associated with tool maintenance, factory operation, and unit processing of various wafer processing steps which is not Allegro IP, Sanken IP, Sensor IP or Joint IP, Polar shall retain sole ownership of such manufacturing technology, along with any intellectual property rights relating thereto.

2.

No Use Restrictions of Allegro IP and Sanken IP. Allegro and Sanken shall each be able to use and enjoy the Allegro IP and Sanken IP respectively without right of accounting and without any restrictions of any kind, whether in the nature of transfer, confidentiality or marketing restrictions, or otherwise, and any such provisions in any agreement to the contrary shall no longer be of any force and effect. For the avoidance of doubt, the foregoing shall not grant, or be construed to grant, a license under or to any intellectual property or technology related to magnetic sensing (including Sensor IP), semiconductor designs or any design technology of any kind.

3.

Use Restrictions of Joint IP. Except with respect to the restrictions on Sanken’s use of the Joint IP contained in the Agreements set forth in Sections 1 and 3 of Schedule 1 hereof, Allegro and Sanken shall each be able to use and enjoy the Joint IP without right of accounting and without any restrictions of any kind, whether in the nature of transfer, confidentiality or marketing restrictions, or otherwise, and any such provisions in any agreement to the contrary shall no longer be of any force and effect.

4.

Use of Polar Manufacturing Technology. Polar hereby grants to each of Allegro and Sanken a worldwide, non-exclusive, perpetual, irrevocable, royalty-free, fully-paid right and license under any applicable intellectual property rights to reproduce, use, modify, and make derivative works of any Polar manufacturing technology that is associated with the Allegro IP, Sanken IP, Sensor IP, and the Joint IP, as applicable without any restrictions of any kind.

5.	Enforcement of Joint IP.

a.	Notice. Each of Sanken and Allegro shall promptly notify the other of its knowledge of any actual or potential commercially material infringement of the Joint IP by a third party.

b.

Joint IP Enforcement. Allegro shall have the initial right, but not the obligation, to take reasonable legal action to enforce the Joint IP against commercially material infringements. If Allegro does not take action sufficient to halt such infringement within six (6) months following receipt of notice of such infringement, then Sanken shall have the right, but not the obligation, to take action to stop such infringement at its sole expense.

c.

Cooperation; Costs. Each of Sanken and Allegro agrees to render such reasonable assistance in connection with enforcement activities described in this Section 3 as the enforcing Party may request. Costs of maintaining any such action shall be paid by and belong to the Party bringing the action.

d.	Recoveries. Any damages or settlement recovered from any action under Section 3(b) (after the deduction of the costs and fees of the action) shall be allocated 50% to Allegro and 50% to Sanken.

e.

Third Party Claims of Infringement. If the manufacture, use or sale of any Joint IP results in any claim, suit or proceeding alleging patent infringement against Sanken or Allegro, the Party named as the defendant in that claim, suit or proceeding shall promptly notify the other Party in writing setting forth the facts of such claims in reasonable detail. The named defendant shall have the exclusive right and obligation to defend and control the defense of any such claim, at its own expense; provided, however, defendant shall not enter into any settlement which admits or concedes that any aspect of the Joint IP is invalid or unenforceable, without the prior written consent of the other Party. The named defendant shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit or proceeding. The other Party shall, upon request, provide reasonable assistance and cooperation to the named defendant and may elect to participate in the defense of the claim, suit or proceeding, at its own expense using counsel of its own choice.

6.	Allegro and Sanken Licenses to Polar of Assigned Intellectual Property.

a.

To the extent not already granted pursuant to the applicable Technology Agreements, Allegro hereby grants to Polar a non-exclusive, limited, non-sublicensable, non-transferrable, royalty-free license to use the Allegro IP, the Sensor IP and the Joint IP solely to the extent necessary for Polar to manufacture products for Allegro under the Wafer Foundry Agreement between Polar Semiconductor, Inc. and Allegro Microsystems, Inc., dated April 12, 2013, as amended.

b.

To the extent not already granted pursuant to the applicable Technology Agreements, Sanken hereby grants to Polar a non-exclusive, limited, non-sublicensable, non-transferrable, royalty-free license to use the Sanken IP and the Joint IP solely to the extent necessary for Polar to manufacture products for Sanken under the Wafer Supply Agreement between Polar Semiconductor, LLC and Sanken Electric Co., Ltd, dated July 26, 2017.

c.

Subject to the terms and conditions of all applicable Technology Agreements, Allegro and Sanken hereby grant to Polar a non-exclusive, limited, non-sublicensable, non-transferrable license to use the Joint IP solely to the extent necessary for Polar to manufacture products for Allegro and Sanken under the Polar-Sanken Agreements. For the avoidance of doubt, the foregoing shall not grant, or be construed to grant, a license under or to any intellectual property or technology related to magnetic sensing (including Sensor IP), semiconductor designs or any design technology of any kind.

7.

Perfection of Rights. At Allegro or Sanken’s request, as applicable, Polar will execute any instrument, or obtain the execution of any instrument, including from any employee or contractor, that may be appropriate, and shall provide Allegro and/or Sanken, as applicable, all design drawings and other documents detailing the design and operation of the Technologies described in Schedule 2, as applicable, in whatever format Allegro and/or Sanken, as applicable, may reasonably require, to confirm the assignment of the applicable rights to Allegro and/or Sanken, as applicable, in accordance with Section 1 above or perfect such rights in Allegro and/or Sanken’s name, as applicable.

8.

Miscellaneous. This Letter Agreement shall not constitute a waiver, amendment, or modification of any provision of the agreements set forth on Schedule 1 except to the extent set forth herein. To the extent that a provision of this Letter Agreement conflicts with or differs from a provision of the agreements set forth on Schedule 1, such provision of this letter agreement shall prevail and govern. This Letter Agreement shall be governed by the laws of the Commonwealth of Massachusetts. This Letter Agreement may be executed in two counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument. A validly executed counterpart that is delivered by one party to the other via electronic transmission will be valid and binding to the same extent as one delivered physically.

[Signature page follows]

Each party hereby confirms its acceptance of the terms and conditions set out above by executing this Letter Agreement.

Signed,

ALLEGRO MICROSYSTEMS, LLC

By:	/s/ Ravi Vig
Name:	Ravi Vig
Title:	President & CEO

[Signature Page to Consolidation of Technology Agreements Letter]

Acknowledged and agreed:

SANKEN ELECTRIC CO. LTD.

By:	/s/ Yoshihiro Suzuki
Name:	Yoshihiro Suzuki
Title:	Senior Vice President

[Signature Page to Consolidation of Technology Agreements Letter]

POLAR SEMICONDUCTOR, LLC

By:	/s/ Kurt Walter
Name:	Kurt Walter
Title:	VP, GLOBAL WAFER OPERATIONS

[Signature Page to Consolidation of Technology Agreements Letter]

Schedule 1

Technology Agreements

1.    Allegro and Polar Agreements

a.	ABC3/ABCD3 Foundry Agreement between Allegro Microsystems, Inc. and PolarFab, dated as of May 25, 2001

b.	Technology Development Agreement between PolarFab and Allegro Microsystems, Inc., dated November 6, 2001.

c.	Wafer Foundry Agreement between Polar Semiconductor, Inc. and Allegro Microsystems, Inc., dated August 1, 2007.

2.    Sanken and Polar Agreements

a.	Discrete Technology Development Agreement, between Polar Semiconductor, Inc. and Sanken Electric Company, Ltd., dated October 1, 2013.

3.    Allegro, Sanken and Polar Agreements

a.	Joint Technology Development Agreement, among Polar Semiconductor, Inc., Sanken Electric Company, Ltd. and Allegro Microsystems, Inc., dated February 15, 2006.

b.	IC Technology Development Agreement, among Polar Semiconductor, Inc., Sanken Electric Company, Ltd., and Allegro MicroSystems, LLC, dated May, 28, 2009.

c.	SG8 Collaboration Agreement between Sanken Electric Company, Ltd., Polar Semiconductor, LLC and Allegro MicroSystems, LLC, dated July 5, 2014.

d.

Discrete Technology Development Agreement, between Polar Semiconductor, Inc. and Sanken Electric Company, Ltd., dated April 1, 2015, as amended by the Amendment to the Discrete Technology Development Agreement, among Polar Semiconductor, LLC, Allegro MicroSystems, Inc. and Sanken Electric Company, Ltd, dated June 15, 2018.

Schedule 2

Technologies

[XXX].

EXHIBIT G

SSMA

[XXX]

EXHIBIT H

DISTRIBUTION TERMINATION LETTER

[See attached].

EXHIBIT H

March 28, 2020

Sanken Electric Co., Ltd.

3-6-3 Kitano Niiza-Shi,

Saitama-Ken, Japan 352-8666

RE: Termination of Distribution Agreement

Dear Yoshihiro Suzuki:

This letter confirms that Allegro Microsystems, LLC (“Allegro”) and Sanken Electric Co., Ltd (“Sanken”) agree to terminate the Distribution Agreement by and between Allegro and Sanken dated as of July 5, 2007 as amended by the First Amendment to the Distribution Agreement dated as of April 1, 2013 and the Second Amendment to the Distribution Agreement dated as of April 1, 2015 (collectively, the “Allegro-Sanken Distribution Agreement”) as follows:

(a)

With respect to the services provided in North America and South America, including Puerto Rico, such services shall terminate, and Allegro shall have no further obligations to provide any services in North American and South America, including Puerto Rico, effective as of March 28, 2020;

(b)

With respect to the services provided in Europe, at the election of Sanken, such services shall continue for nine (9) months after the date set forth in paragraph (a) above, which date shall be the date of termination for all purposes under the Allegro-Sanken Distribution Agreement, unless an extension is agreed to in writing by the parties prior to such termination; and

(c)	Upon the termination of the Allegro-Sanken Distribution Agreement, Sanken will assume liability for Allegro’s net assets and liabilities under the Allegro-Sanken Distribution Agreement.

By signing this letter below, Allegro and Sanken hereby (i) waive the requirement set forth in Section 8.1 of the Allegro-Sanken Distribution Agreement that requires a party to provide the other party with twelve (12) months notice of the termination of the Agreement, and (ii) agree that the Agreement will, as of the date set forth in paragraph (b) above, be terminated and canceled in its entirety, and that neither Sanken nor Allegro shall have any continuing duties, rights or obligations under the Allegro-Sanken Distribution Agreement other than as set forth therein that survive termination of the Allegro-Sanken Distribution Agreement pursuant to the terms thereof.

[Signature page follows]

Each party hereby confirms its acceptance of the terms and conditions set out above by executing this letter.

Signed,

ALLEGRO MICROSYSTEMS, LLC

By:	/s/ Ravi Vig
Name:	Ravi Vig
Title:	President & CEO

[Signature Page to Termination of Distribution Agreement Letter]

Acknowledged and agreed:

SANKEN ELECTRIC CO., LTD

By:	/s/ Yoshihiro Suzuki
Name:	Yoshihiro Suzuki
Title:	Senior Vice President

[Signature Page to Termination of Distribution Agreement Letter]

EXHIBIT I

A&R TPA

[See attached].

[XXX] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT I

AMENDED AND RESTATED

TRANSFER PRICING AGREEMENT

This AMENDED AND RESTATED TRANSFER PRICING AGREEMENT (this “A&R Agreement”), is made and entered into as of March 28, 2020, by and among SANKEN ELECTRIC CO., LTD. a Japanese company (“Sanken”), ALLEGRO MICROSYSTEMS, INC., a Delaware corporation (“AMI”), ALLEGRO MICROSYSTEMS, LLC, a Delaware limited liability company (“AML”) and POLAR SEMICONDUCTOR, LLC, a Delaware limited liability company (“PSL” and along with each of Sanken, AMI and AML, each a “Party” and collectively the “Parties”). This A&R Agreement amends and replaces in its entirety the Transfer Pricing Agreement (the “TPA”), dated as of April 1, 2019, among the Parties.

RECITALS

WHEREAS, as a condition to the Parties entering into the transactions contemplated by the Master Transaction Agreement, dated March 25, 2020 (the “MTA”), by and between the Parties, the Parties desire to amend and restate the TPA; and

WHEREAS, Sanken purchases fabricated semiconductor wafers (“Wafers”) from PSL from time to time.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

Amendment & Restatement. This A&R Agreement amends and replaces in its entirety the TPA, and the TPA shall have no effect on or after the date hereof; provided, however, that following the consummation of the transactions contemplated by the MTA, cash settlements for FY2020 may still be made in accordance with the provisions of the TPA. In addition, all tax liabilities and cash obligations of Sanken and PSL related to AMI’s FY2020 tax compliance will be remitted by such Parties from and after the consummation of the transactions contemplated by the MTA on a schedule that is consistent with the Parties’ past practices under that certain Tax Sharing Agreement, dated March 30, 2013.

2.

True-Up Amounts. On a quarterly basis, Sanken and PSL shall meet and confer (which meeting may be done telephonically) to determine (each such determination, an “EBIT Determination”) whether the financial performance of PSL and its consolidated subsidiaries is such that the margin of (a) consolidated net income of PSL and its subsidiaries for the last twelve (12) months for which internal financial statements are available, plus to the extent deducted in calculating consolidated net income and in each case with respect to PSL and its consolidated subsidiaries without duplication, (i) consolidated tax expense for such period and (ii) consolidated interest expense for such period over (b) the revenues of PSL and its consolidated subsidiaries for such period, in each case, determined in accordance with GAAP, consistently applied (the “EBIT Margin”) meets the target level EBIT Margin that the Parties have then-determined should apply (provided, that such target level shall in no event be less than [XXX] percent ([XXX] %)) (such then-applicable target level, the “Target EBIT Margin”). PSL shall prepare the financial reports and information to determine the EBIT Margin in advance of any such EBIT Determination, and prior to any such meeting, PSL shall notify Sanken as to the then-

applicable EBIT Margin, which amount shall be final and binding on the Parties absent a manifest arithmetical error. In the event that the EBIT Margin as determined aforesaid is lower than the Target EBIT Margin for any particular time period, PSL will invoice Sanken for such amount as would be necessary to increase the then-applicable EBIT Margin to be equal to the Target EBIT Margin (the “True Up Amount”), and Sanken shall pay to PSL, no later than sixty (60) days from receipt of the invoice, transfer price adjustments in an amount, in cash, equal to the True Up Amount (and for the avoidance of doubt, any True Up Amount so paid shall, from and after such time as it is actually paid, be deemed, together with any other true up payments made during the applicable period, included in the calculation of EBIT Margin for the period immediately prior to the EBIT Determination that gave rise to such payment).

3.

Express Beneficiaries. It is expressly acknowledged and agreed that AML and AMI’s willingness to enter into the Master Transaction Agreement is expressly conditioned on the amendment and restatement of the TPA hereby. Moreover, it is acknowledged that AMI and AML directly or indirectly own thirty percent (30%) of PSL and have an interest in the compliance by Sanken of its obligations hereunder. Accordingly, each of the Parties hereto agree that AML and AMI are express beneficiaries of this A&R Agreement, with the right to enforce the rights of PSL hereunder directly. AML and AMI shall not have any obligations or liabilities of any kind, either to Sanken or to PSL, hereunder. Notwithstanding the foregoing, each of AML and AMI shall also have the right, but not the obligation, to prepare financial reports and information on behalf of PSL should PSL fail to do so and to represent PSL in meetings with Sanken to calculate the EBIT Determination.

4.

Obligations Absolute; Waiver of Suretyship Defenses. Sanken hereby agrees that its obligations hereunder are absolute, unconditional and irrevocable and shall not be subject to any reduction, limitation, impairment, set-off, defense, counterclaim, discharge or termination for any reason. To the extent that the obligations of Sanken hereunder may be construed as a guarantee or suretyship obligation, Sanken expressly waives any and all suretyship defenses and agrees that it shall not have any rights of contribution or subrogation against any of the other Parties hereto.

5.

Term and Termination. The term of this A&R Agreement shall commence on the date hereof and shall continue in perpetuity (the “Term”). Notwithstanding the foregoing, the Parties may mutually agree to terminate this A&R Agreement at any time upon written consent by all Parties hereto.

6.

Notices. All notices, demands, or consents required or permitted hereunder will be in writing and will be delivered, delivered by e-mail, or sent by facsimile, or mailed to the respective Parties at the addresses set forth below, or at such other address as will have been given to the other Parties, in writing for the purposes of this clause. Such notices and other communications will be deemed effective upon the earliest to occur of:

(a)	Actual delivery (e-mail, facsimile, hard copy);

(b)	Five (5) days after mailing, addressed and postage prepaid, return receipt requested:

To AMI:	Allegro MicroSystems, Inc.
955 Perimeter Road
Manchester, NH 03103
Attn: Richard Kneeland; Gary Pepka
Phone: [***]

To AML:	Allegro MicroSystems, LLC
955 Perimeter Road
Manchester, NH 03103
Attention: Sr. Vice President of Operations
Phone: [***]

To PSL:	Polar Semiconductor, LLC
2800 East Old Shakopee Road
Bloomington, MN 55425
Attention: Chief Operating Officer
Phone: [***]

To Sanken	Sanken Electric Co., Ltd.
3-6-3 Kitano Niiza-Shi,
Saitama-Ken, Japan 352-8666
Attn: Sr. Vice President of Global Strategy Office
Phone: [***]

7.	Waiver; Amendment. Neither this A&R Agreement nor any provision hereof shall be waived, amended, modified, changed, discharged or terminated except by an instrument in writing executed by the Parties.

8.	Governing Law: This A&R Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflicts provision thereof.

9.

Counterparts. This A&R Agreement may be executed in any number of counterparts, and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument. This A&R Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties hereto. The Parties agree that the delivery of this A&R Agreement may be effected by means of an exchange of facsimile or portable document format signature with original copies to follow by mail or courier service.

10.

Severability. In the event that any part or parts of this A&R Agreement shall be held illegal or unenforceable by any governmental authority, such determination shall not affect the remaining provisions of this A&R Agreement, which shall remain in full force and effect.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this A&R Agreement on the date first above written.

Sanken Electric Co., Ltd.

By:	/s/ Yoshihiro Suzuki
	Name:	Yoshihiro Suzuki
	Title:	Sr. Vice President

Allegro MicroSystems, Inc.

By:	/s/ Ravi Vig
	Name:	Ravi Vig
	Title:	President & CEO

Allegro MicroSystems, LLC

By:	/s/ Ravi Vig
	Name:	Ravi Vig
	Title:	President & CEO

Polar Semiconductor, LLC

By:	/s/ Kurt Walter
	Name:	Kurt Walter
	Title:	COO Polar Semiconductor

[Signature Page to A&R Agreement]

EXHIBIT J

EMPLOYMENT AGREEMENTS

[XXX]